Exhibit 4.9

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (“Agreement”), is dated as of May 2, 2005, and entered into by and among NewPage Corporation (the “Company”), NewPage Holding Corporation (“Holdings”), certain subsidiaries of the Company (the “Subsidiary Guarantors” and together with Holdings, the “Guarantors”), JPMorgan Chase Bank, in its capacity as collateral agent for the Revolving Credit Lenders (including its successors and assigns from time to time, the “Revolving Credit Agent”) and The Bank of New York, in its capacity as collateral trustee (including its successors and assigns from time to time, the “Collateral Trustee”) for (i) Goldman Sachs Credit Partners L.P., in its capacity as agent for the First Lien Term Loan Lenders (including its successors and assigns from time to time, the “First Lien Term Loan Agent”), and the First Lien Term Loan Lenders, (ii) the Trustees for the Noteholders and the Noteholders, and (iii) any future Parity Lien Representative, Parity Lien Claimholders, Priority Lien Representative or Priority Lien Claimholders. As described in more detail in Section 8.11 hereof, this Agreement is intended to be binding on all Claimholders and Secured Debt Representatives, as well as the Revolving Credit Agent and the Collateral Trustee. Capitalized terms used in this Agreement have the meanings assigned to them in Section 1 below.

RECITALS

The Company, the Guarantors, the lenders (the “Revolving Credit Lenders”) and agents party thereto, and Revolving Credit Agent, have entered into that Revolving Credit and Guaranty Agreement dated as of the date hereof providing for a revolving credit facility (as amended, restated, supplemented, modified, replaced or refinanced from time to time, the “Revolving Credit Agreement”);

The Company, the Guarantors, the lenders (the “First Lien Term Loan Lenders”) and agents party thereto, and the First Lien Term Loan Agent, have entered into that First Lien Term Loan Credit and Guaranty Agreement dated as of the date hereof providing for the making of certain term loans (as amended, restated, supplemented, modified, replaced or refinanced from time to time, the “First Lien Term Loan Agreement”);

The Company is also issuing (i) the floating rate senior secured notes in the aggregate principal amount not to exceed $225 million (including any related exchange notes, the “Floating Rate Notes”) pursuant to an Indenture dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Floating Rate Notes Indenture”) among the Company, the guarantors party thereto and HSBC Bank USA, National Association, as trustee (in such capacity and including its successors and assigns from time to time, the “Floating Rate Notes Trustee”) and (ii) the 10% senior secured notes in the aggregate principal amount not to exceed $350 million (including any related exchange notes, the “10% Senior Secured Notes” and together with the Floating Rate Notes, the “Notes”) pursuant to an Indenture dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “10% Senior Secured Notes Indenture”) among the Company, the guarantors party thereto and HSBC Bank USA, National Association, as trustee (in such capacity and including its successors and assigns from time to time, the “10% Senior Secured Notes Trustee” and, together with the Floating Rate Notes Trustee, the “Trustees”);

The obligations of the Company to (i) the Revolving Credit Agent and Revolving Credit Claimholders and (ii) the Secured Debt Representatives and the Secured Debt Claimholders are each secured by Liens on certain of the assets of the Company and the Guarantors; and

As a condition to the closing of each of the “Financing Transactions”, each of the Revolving Credit Agent, the Collateral Trustee, the Secured Debt Representatives and the various Claimholders have agreed to the relative priority of their respective Liens on the Collateral and certain other rights, priorities and interests as set forth in this Agreement.

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

I.                                         DEFINITIONS.

1.1                                 Defined Terms. As used in the Agreement, the following terms shall have the following meanings:

“10% Senior Secured Notes” has the meaning assigned to that term in the recitals to this Agreement.

“10% Senior Secured Notes Indenture” has the meaning assigned to that term in the recitals to this Agreement.

“10% Senior Secured Notes Trustee” has the meaning assigned to that term in the recitals to this Agreement.

“Access Period” means for each parcel of Mortgaged Premises the period, after the commencement of an Enforcement Period, which begins on the day that Revolving Credit Agent (or, following the Discharge of Revolving Credit Obligations, a Priority Lien Representative) provides Collateral Trustee with the notice of its election to request access pursuant to Section 3.3(b) below and ends on the earlier of (i) the 180th day after Revolving Credit Agent obtains the ability to use, take physical possession of, remove or otherwise control the use or access to the Revolving Credit Collateral located on such Mortgaged Premises following Enforcement plus such number of days, if any, after Revolving Credit Agent (or, following the Discharge of Revolving Credit Obligations, the Collateral Trustee acting upon direction of the Priority Lien Claimholders or a Priority Lien Representative acting on behalf of the Collateral Trustee) obtains access to such Revolving Credit Collateral that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to Revolving Credit Collateral located on such Mortgaged Premises or (ii) the date on which all or substantially all of the Revolving Credit Collateral located on such Mortgaged Premises is sold, collected or liquidated or (iii) the date on which the Discharge of Revolving Credit Obligations and the Discharge of Priority Lien Obligations occurs.

“Accounts” means all now present and future “accounts” and “payment intangibles” (in each case, as defined in Article 9 of the UCC).

“Account Agreements” means any lockbox account agreement, pledged account agreement, blocked account agreement, securities account control agreement, or any similar deposit or securities account agreements among the Collateral Trustee and/or Revolving Credit Agent and the Company and/or a Guarantor and the relevant financial institution depository or securities intermediary.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agreement” means this Intercreditor Agreement, as amended, restated, renewed, extended, supplemented or otherwise modified from time to time.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Board of Directors” means (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board, (2) with respect to a partnership, the Board of Directors of the general partner of the partnership, (3) with respect to a limited liability company, the managing member or members or any controlling committee or board of directors of such company or of the sole member or of the managing member thereof and (4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Capital Stock” means:

(1)                                  in the case of a corporation, corporate stock;

(2)                                  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)                                  in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)                                  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Chattel Paper” means all present and future “chattel paper” (as defined in Article 9 of the UCC).

“Claimholders” means the Revolving Credit Claimholders and each of the Parity Lien Claimholders and Priority Lien Claimholders.

“Class” means (i) in the case of Parity Lien Debt, all Series of Parity Lien Debt, taken together and (ii) in the case of Priority Lien Debt, all Series of Priority Lien Debt, taken together.

“Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, constituting either Revolving Credit Collateral, Shared Collateral or Separate Collateral.

“Collateral Trust Agreement” means that certain Collateral Trust Agreement dated as of May 2, 2005 (as the same may be amended from time to time) by and among the First Lien Term Loan Agent, the Trustees and the Collateral Trustee, as amended, restated, modified or replaced from time to time.

“Collateral Trustee” has the meaning assigned to that term in the preamble to this Agreement.

“Company” has the meaning assigned to that term in the preamble to this Agreement.

“Copyright Licenses” means any and all present and future agreements providing for the granting of any right in or to Copyrights (whether such Grantor is licensee or licensor thereunder).

“Copyrights” means all present and future United States, and foreign copyrights (including Community designs), including but not limited to copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, and, with respect to any and all of the foregoing: (i) all registrations and applications therefore, (iii) all rights corresponding thereto throughout the world, and (iv) all rights to sue for past, present and future infringements thereof.

“Deposit Accounts” means all present and future “deposit accounts” (as defined in Article 9 of the UCC).

“DIP Financing” has the meaning assigned to that term in Section 6.1.

“Discharge of Parity Lien Obligations” means, except to the extent otherwise expressly provided in Section 5.5:

(1)                                  termination or expiration of all commitments to extend credit that would constitute Parity Lien Debt;

(2)                                  payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the Parity Lien Documents and constituting Parity Lien Debt;

(3)                                  discharge or cash collateralization (at the lower of (A) 105% of the aggregate undrawn amount and (b) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Parity Lien Document) of all outstanding letters of credit constituting Parity Lien Debt; and

(4)                                  payment in full in cash of all other Parity Lien Obligations that are outstanding and unpaid at the time the Parity Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

If a Discharge of Parity Lien Obligations occurs prior to the termination of this Agreement in accordance with Section 8.2, to the extent that additional Parity Lien Obligations are incurred or Parity Lien Obligations are reinstated in accordance with Section 6.4, the Discharge of Parity Lien Obligations shall (effective upon the incurrence of such additional Parity Lien Obligations or reinstatement of such Parity Lien Obligations, as applicable) be deemed to no longer be effective.

“Discharge of Priority Lien Obligations” means, except to the extent otherwise expressly provided in Section 5.5:

(1)                                  termination or expiration of all commitments to extend credit that would constitute Priority Lien Debt;

(2)                                  payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the Priority Lien Documents and constituting Priority Lien Obligations;

(3)                                  discharge or cash collateralization (at the lower of (A) 105% of the aggregate undrawn amount and (b) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Debt; and

(4)                                  payment in full in cash of all other Priority Lien Obligations that are outstanding and unpaid at the time the Priority Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

If a Discharge of Priority Lien Obligations occurs prior to the termination of this Agreement in accordance with Section 8.2, to the extent that additional Priority Lien Obligations are incurred or Priority Lien Obligations are reinstated in accordance with Section 6.4, the Discharge of Priority Lien Obligations shall (effective upon the incurrence of such additional Priority Lien Obligations or reinstatement of such Priority Lien Obligations, as applicable) be deemed to no longer be effective.

“Discharge of Revolving Credit Obligations” means, except to the extent otherwise expressly provided in Section 5.5:

(1)                                  termination or expiration of all commitments, if any, to extend credit that would constitute Revolving Credit Obligations;

(2)                                  payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the Revolving Credit Loan Documents and constituting Revolving Credit Obligations;

(3)                                  termination or cash collateralization (in an amount and manner reasonably satisfactory to the Revolving Credit Agent, but in no event greater than 105% of the aggregate undrawn face amount) of all letters of credit issued under the Revolving Credit Loan Documents and constituting Revolving Credit Obligations; and

(4)                                  payment in full in cash of all other Revolving Credit Obligations that are outstanding and unpaid at the time the Indebtedness constituting such Revolving Credit Obligations is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

If a Discharge of Revolving Credit Obligations occurs prior to the termination of this Agreement in accordance with Section 8.2, to the extent that additional Revolving Credit Obligations are incurred or Revolving Credit Obligations are reinstated in accordance with Section 6.4, the Discharge of Revolving Credit Obligations shall (effective upon the incurrence of such additional Revolving Credit Obligations or reinstatement of such Revolving Credit Obligations, as applicable) be deemed to no longer be effective.

“Discharge of Secured Debt Obligations” means the occurrence of both the Discharge of Parity Lien Obligations and the Discharge of Priority Lien Obligations.

“Disposition” has the meaning assigned to that term in Section 5.l(b).

“Enforcement” means, collectively or individually for any one of the Revolving Credit Agent, the Collateral Trustee, or any Secured Debt Representative when a Revolving Credit Default or a Secured Debt Default, as the case may be, has occurred and is continuing, any action taken by such Person to repossess, or exercise any remedies with respect to, any material amount of Collateral or commence the judicial enforcement of any of the rights and remedies under the Revolving Credit Loan Documents or the Secured Debt Documents or under any applicable law, but in all cases excluding (i) the imposition of a default rate or late fee and (ii) the collection and application of Accounts or other monies deposited from time to time in Bank Accounts or Securities Accounts against the Revolving Credit Obligations pursuant to the Revolving Credit Loan Documents; provided, however, the foregoing exclusion set forth in clause (ii) shall immediately cease to apply upon the earlier of (x) the Revolving Credit Agent’s delivery of written notice to the Borrowers that such exclusion no longer applies, (y) the lapse of ten (10) consecutive Business Days after a Revolving Credit Default in which no “Revolving Loans” or “Special Agent Advances” are made and no “Letters of Credit” are issued (in each case, as defined in the Revolving Credit Agreement), and (z) the termination of the Revolving Commitments pursuant to Section 8.1 (or any other applicable provision) of the Revolving Credit Agreement.

“Enforcement Notice” means a written notice delivered, at a time when a Revolving Credit Default or Secured Debt Default has occurred and is continuing, by either Revolving Credit Agent or Collateral Trustee to the other such Person announcing that an Enforcement Period has commenced, specifying the relevant event of default, stating the current balance of the Revolving Credit Obligations or the current balances owing with respect to Parity Lien Obligations and Priority Lien Obligations, as the case may be, and requesting the current balance owing of the Revolving Credit Obligations or Parity Lien Obligations and Priority Lien Obligations, as the case may be.

“Enforcement Period” means the period of time following the receipt by either Revolving Credit Agent or Collateral Trustee of an Enforcement Notice from the other until either (i) in the case of an Enforcement Period commenced by Collateral Trustee, the Discharge of Secured Debt Obligations, or (ii) in the case of an Enforcement Period commenced by Revolving Credit Agent, the Discharge of Revolving Credit Obligations, or (iii) Revolving Credit Agent or Collateral Trustee (as applicable) agree in writing to terminate the Enforcement Period.

“Equally and Ratably” means, in reference to sharing of Liens or proceeds thereof as between holders of Secured Obligations within the same Class, “equally and ratably” as defined in the Collateral Trust Agreement.

“Equipment” means: (i) all “equipment” (as defined in Article 9 of the UCC), (ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, “fixtures” (as defined in the UCC) and tools (in each case, regardless of whether characterized as equipment under the UCC) and (iii) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefore, wherever located, now or hereafter existing, including any fixtures.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Financing Transactions” means the execution, delivery and initial funding under the Revolving Credit Agreement and the First Lien Term Loan Agreement and the issuance of the Notes.

“First Lien Term Loan Agent” has the meaning assigned to that term in the preamble of this Agreement.

“First Lien Term Loan Agreement” has the meaning assigned to that term in the recitals to this Agreement.

“First Lien Term Loan Documents” means the First Lien Term Loan Agreement, the First Lien Term Loan Mortgages and the other Credit Documents (as defined in the First Lien Term Loan Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other First Lien Term Loan Obligation, and any other document or instrument executed or delivered at any time in connection with any First Lien Term Loan Obligations, including any intercreditor or joinder agreement among holders of First Lien Term Loan Obligations to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed or extended from time to time in accordance with the provisions of this Agreement.

“First Lien Term Loan Lenders” has the meaning assigned to that term in the recitals to this Agreement.

“First Lien Term Loan Mortgages” means a collective reference to each mortgage, deed of trust and any other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any First Lien Term Loan Obligations or (except for this Agreement and the Collateral Trust Agreement) under which rights or remedies with respect to any such Liens are governed.

“First Lien Term Loan Obligations” means all Obligations with respect to principal of and interest and premium (if any) on Indebtedness incurred and outstanding under the First Lien Term Loan Agreement and the other First Term Loan Documents. “First Lien Term Loan Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant First Lien Term Loan Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

“Floating Rate Notes” has the meaning assigned to that term in the recitals to this Agreement.

“Floating Rate Notes Indenture” has the meaning assigned to that term in the recitals to this Agreement.

“Floating Rate Notes Trustee” has the meaning assigned to that term in the recitals to this Agreement.

“General Intangibles” means all present and future “general intangibles” (as defined in Article 9 of the UCC), but excluding “payment intangibles” (as defined in Article 9 of the UCC), Hedge Agreements and Intellectual Property and any rights thereunder.

“Grantors” means the Company, each Guarantor and each other Person that has or may from time to time hereafter execute and deliver a Revolving Credit Collateral Document, Parity Lien Collateral Document or Priority Lien Collateral Document as a “Grantor” (or the equivalent thereof).

“Guarantor” has the meaning set forth in the preamble to this Agreement.

“Hedge Agreements” means any (i) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed for the purpose of fixing, hedging or swapping interest rate risk; (ii) other agreements or arrangements designed to manage interest rates or interest rate risk; and (iii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Hedging Obligation” of any Person means any Obligation of such Person pursuant to any Hedge Agreement.

“Holdings” has the meaning set forth in the recitals to this Agreement.

“Indebtedness” means and includes all Obligations that constitute “Indebtedness” within the meaning of the Revolving Credit Agreement or the Parity Lien Documents or the Priority Lien Documents, as applicable.

“Insolvency or Liquidation Proceeding” means:

(1)                                  any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor;

(2)                                  any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of their respective assets;

(3)                                  any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(4)                                  any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Instruments” means all present and future “instruments” (as defined in Article 9 of the UCC).

“Intellectual Property” means, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses.

“Intercompany Notes of Subsidiaries” means all indebtedness owing by any of the Company’s Subsidiaries to the Company or any of the Company’s other Subsidiaries, whether or not represented by a note or agreement.

“Intercreditor Agreement Joinder” means an agreement substantially in the form of Exhibit A.

“Inventory” mean all present and future “inventory” (as defined in Article 9 of the UCC) including, without limitation, all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any Grantor’s business; all goods in which any Grantor has an interest in mass or a joint or other interest or right of any kind; and all goods which are returned to or repossessed by any Grantor, all computer programs embedded in any goods and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).

“Letter of Credit” means any present and future “letter of credit” (as defined in Article 5 of the UCC).

“Lien” means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust, UCC financing statement or other preferential arrangement having the practical effect of any of the foregoing.

“Lien Sharing and Priority Confirmation” means:

(1)                                  as to any Series of Parity Lien Debt, the written agreement of the holders of such Series of Parity Lien Debt, as set forth in the indentures, credit agreement or other agreement governing such Series of Parity Lien Debt, for the enforceable benefit of all holders of each existing and future Series of Priority Lien Debt and Parity Lien Debt, each existing and future Priority Lien Representative and Parity Lien Representative and each existing and future holder of “Permitted Liens” (as defined in the Senior Secured Notes Indentures):

(a)                                  that all Parity Lien Obligations will be and are secured Equally and Ratably by all Parity Liens at any time granted by the Company or any other Guarantor to secure any Obligations in respect of such Series of Parity Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Parity Lien Debt, and that all such Parity Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Parity Lien Obligations Equally and Ratably; provided that holders of any future Parity Lien Debt that constitutes a “security” for purposes of the Securities Act of 1933 will not be entitled to be secured by any Separate Collateral;

(b)                                 that the holders of Obligations in respect of such Series of Parity Lien Debt are bound by the provisions of this Agreement and the Collateral Trust Agreement, including the provisions relating to the ranking of Parity Liens and the order of application of proceeds from the enforcement of Parity Liens;

(c)                                  consenting to and directing the Collateral Trustee to perform its obligations under the Collateral Trust Agreement and the other Security Documents; and

(d)                                 consenting to the terms of this Agreement; and

(2)                                  as to any Series of Priority Lien Debt, the written agreement of the holders of such Series of Priority Lien Debt, as set forth in the credit agreement, indenture or other agreement governing such Series of Priority Lien Debt, for the enforceable benefit of all holders of each existing and future Series of Parity Lien Debt, each existing and future Parity Lien Representative and each existing and future holder of “Permitted Liens” (as defined in the Senior Secured Notes Indentures):

(a)                                  that all Priority Lien Obligations will be and are secured Equally and Ratably by all Priority Liens at any time granted by the Company or any other Grantor to secure any Obligations in respect of such Series of Priority Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Priority Lien Debt, and that all such Priority Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Priority Lien Obligations Equally and Ratably; provided that the holders of any future Priority Lien Debt that constitutes a “security” for purposes of the Security Act of 1933, as amended, will be entitled to be secured by any Separate Collateral;

(b)                                 that the holders of Obligations in respect of such Series of Priority Lien Debt are bound by the provisions of this Agreement and the Collateral Trust Agreement, including the provisions relating to the ranking of Priority Liens and the order of application of proceeds from enforcement of Priority Liens;

(c)                                  consenting to and directing the Collateral Trustee to perform its obligations under the Collateral Trust Agreement and the other Security Documents; and

(d)                                 consenting to the terms of this Agreement.

“Mortgaged Premises” means any real property which shall now or hereafter be subject to a Parity Lien Mortgage or Priority Lien Mortgage, as applicable.

“New Agent” has the meaning assigned to that term in Section 5.5.

“New Debt Notice” has the meaning assigned to that term in Section 5.5.

“Note Claimholders” means, at any relevant time, the holders of the Note Obligations, including the Noteholders and the Trustees.

“Noteholder” means, at any relevant time, a Person in whose name a Note is registered.

“Note Obligations” means all Obligations with respect to Notes outstanding under the Senior Secured Note Indentures and the other applicable Security Documents. “Note Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Senior Secured Note Indenture whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

“Notes” has the meaning assigned to that term in the recitals to this Agreement.

“Obligations” means all obligations of every nature of each Grantor from time to time owed to any agent or trustee, the Revolving Credit Claimholders, the Secured Debt Claimholders or any of them or their respective Affiliates, in each case under the Revolving Credit Loan Documents or the Secured Debt Documents, whether for principal, interest or payments for early termination of Hedge Agreements, fees, expenses, indemnification or otherwise and all guarantees of any of the foregoing.

“Parity Lien” means a Lien granted by a security document to the Collateral Trustee, at any time, upon any property of the Company or any other Guarantor to secure Parity Lien Obligations.

“Parity Lien Claimholder” means the holders of any Parity Lien Obligation at that time, including the Parity Lien Representatives.

“Parity Lien Debt” means:

(1)                                  the Notes issued and the related guarantees by the Guarantors incurred on the date of the Senior Secured Note Indentures (including any related exchange notes); and

(2)                                  any other Indebtedness of the Company (including additional notes), which may be guaranteed by the Guarantors, that is secured Equally and Ratably with the Notes by a Parity Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided that:

(a)                                  the net proceeds are used to refund, refinance, replace, defease, discharge or otherwise acquire or retire Priority Lien Debt or other Parity Lien Debt; or

(b)                                 on the date of incurrence of such Indebtedness, after giving pro forma effect to the incurrence thereof and the application of the proceeds therefrom, the Secured Leverage Ratio would not be greater than 4.0 to 1.0;

provided, further, in the case of any Indebtedness referred to in clause (3) of this definition:

(a)                                  on or before the date on which such Indebtedness is incurred by the Company, such Indebtedness is designated by the Company, in an officers’ certificate delivered to each Parity Lien Representative and the Collateral Trustee, as “Parity Lien Debt” for the purposes of the Senior Secured Note Indentures and the Collateral Trust Agreement; provided that no Series of Secured Debt may be designated as both Parity Lien Debt and Priority Lien Debt;

(b)                                 such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; and

(c)                                  all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Trustee’s Liens to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (c) will be conclusively established if the Company delivers to the Collateral Trustee an officers’ certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Parity Lien Debt”).

“Parity Lien Default” means an “Event of Default” (as defined in any of the Parity Lien Documents), which is no longer subject to any applicable cure or notice period.

“Parity Lien Documents” means, collectively, the Senior Secured Note Indentures and the indenture, credit agreement or other agreement governing each other Series of Parity Lien Debt and the related Security Documents (other than any Security Documents that do not secure Parity Lien Obligations).

“Parity Lien Mortgages” means a collective reference to each mortgage, deed of trust and other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any Parity Lien Obligations or (except for this Agreement and the Collateral Trust Agreement) under which rights or remedies with respect to any such Liens are governed.

“Parity Lien Obligations” means Parity Lien Debt and all other Obligations in respect thereof (including, without limitation, all Note Obligations).

“Parity Lien Representative” means:

(1)                                  in the case of each Series of the Notes, the applicable Trustee; or

(2)                                  in the case of any other Series of Parity Debt, the trustee, agent or representative of the holders of such Series of Parity Lien Debt who maintains the transfer register for such Series of Parity Lien Debt and (a) is appointed as a Parity Lien Representative (for purposes related to the administration of the Security Documents) pursuant to an indenture, credit agreement or other agreement governing such Series of Parity Lien Debt, together with its successors in such capacity, and (b) has become a party to the Collateral Trust Agreement by executing a joinder in the form required under the Collateral Trust Agreement.

“Patent Licenses” means all present and future agreements providing for the granting of any right in or to Patents (whether such Grantor is licensee or licensor thereunder).

“Patents” shall mean all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, but not limited to: (i) each patent and patent application referred to from time to time on schedules to Revolving Credit Collateral Documents, or Security Agreements relating to the Parity Lien Obligations or Priority Lien Obligations, (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, and (v) all rights to sue for past, present and future infringements thereof.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Pledged Collateral” has the meaning set forth in Section 5.4(a).

“Priority Lien” means a Lien granted by a security document to the Collateral Trustee, at any time, upon any property of the Company or any other Guarantor to secure Priority Lien Obligations.

“Priority Lien Claimholder” means, at any relevant time, the holders of any Priority Lien Obligations at that time, including the Priority Lien Representatives.

“Priority Lien Debt” means:

(1)                                  Indebtedness of the Company (which may be guaranteed by the Guarantors) under the First Lien Term Loan Agreement that was permitted to be incurred and secured under each applicable Secured Debt Document (or as to which the lenders under such Credit Agreement obtained an officers’ certificate at the time of incurrence to the effect that such Indebtedness was permitted to be incurred and secured by all applicable Secured Debt Documents);

(2)                                  any other Indebtedness of the Company (which may be guaranteed by the Guarantors) that is secured by a Priority Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided, in the case of any Indebtedness referred to in this clause (2), that:

(a)                                  on or before the date on which such Indebtedness is incurred, such Indebtedness is designated by the Company, in an officers’ certificate delivered to each Secured Debt Representative and the Collateral Trustee, as “Priority Lien Debt” for the purposes of the Secured Debt Documents; provided that no Series of Secured Debt may be designated as both Parity Lien Debt and Priority Lien Debt;

(b)                                 such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; and

(c)                                  all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Trustee’s Lien to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (c) will be conclusively established if the Company delivers to the Collateral Trustee an officers’ certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Priority Lien Debt”); and

(3)                                  Hedging Obligations of the Company (which may be guaranteed by the Guarantors) incurred to hedge or manage interest rate risk with respect to Priority Lien Debt or Parity Lien Debt, or to protect the Company against fluctuations in currency exchange risks or commodity prices; provided that:

(a)                                  such Hedging Obligations are secured by a Priority Lien on all of the assets and properties that secure the Priority Lien Debt in respect of which such Hedging Obligations are incurred; and

(b)                                 such Priority Lien is senior to or on a parity with the Priority Liens securing the Priority Lien Debt in respect of which such Hedging Obligations are incurred.

“Priority Lien Default” means an “Event of Default” (as defined in any of the Priority Lien Documents), which is no longer subject to any applicable cure or notice period.

“Priority Lien Documents” means the First Lien Term Loan Documents and any other indenture, credit agreement or other agreement pursuant to which any Priority Lien Debt is incurred and the related Security Documents (other than any Security Documents that do not secure Priority Lien Obligations).

“Priority Lien Mortgages” means a collective reference to each First Lien Term Loan Mortgage and each other mortgage, deed of trust and other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any Priority Lien Obligations or (except for this Agreement and the Collateral Trust Agreement) under which rights or remedies with respect to any such Liens are governed.

“Priority Lien Obligations” means the Priority Lien Debt and all other Obligations in respect of Priority Lien Debt.

“Priority Lien Representative” means (1) the First Lien Term Loan Agent or (2) in the case of any other Series of Priority Lien Debt, the trustee, agent or representative of the holders of such Series of Priority Lien Debt who maintains the transfer register for such Series of Priority Lien Debt and is appointed as a representative of the Priority Lien Debt (for purposes related to the administration of the Security Documents) pursuant to the credit agreement or other agreement governing such Series of Priority Lien Debt.

“Priority Lien Standstill Period” has the meaning set forth in Section 3.1(a)(1).

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by the Company or any Grantor in any real property.

“Records” means all present and future “records” (as defined in Article 9 of the UCC).

“Recovery” has the meaning set forth in Section 6.4.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Revolving Commitments” means the “Revolving Commitments,” (as such term is defined in the Revolving Credit Agreement).

“Revolving Credit Agent” has the meaning assigned to that term in the preamble to this Agreement.

“Revolving Credit Agreement” has the meaning assigned to that term in the recitals to this Agreement.

“Revolving Credit Claimholders” means, at any relevant time, the holders of Revolving Credit Obligations at that time, including the Revolving Credit Lenders and the agents under the Revolving Credit Loan Documents.

“Revolving Credit Collateral” means all now owned or hereafter acquired: (a) Accounts, other than “payment intangibles” (as defined in Article 9 of the UCC) which constitute identifiable proceeds of Shared Collateral, (b) all Inventory or documents of title for any Inventory; (c) Deposit Accounts, Securities Accounts (including all cash, marketable securities and other funds held in or on deposit in either of the foregoing) Instruments (including Intercompany Notes of Subsidiaries) and Chattel Paper; provided, however, that to the extent that Instruments or Chattel Paper constitute identifiable proceeds of Shared Collateral or Separate Collateral or other identifiable proceeds of Shared Collateral or Separate Collateral are deposited or held in any such Bank Accounts or Securities Accounts after an Enforcement Notice, then (as provided in Section 3.5 below) such Instruments, Chattel Paper or other identifiable proceeds shall be treated as Shared Collateral or Separate Collateral, as the case may be; (d) Revolving Credit General Intangibles; (e) Records, “supporting obligations” (as defined in Article 9 of the UCC) and related Letters of Credit, commercial tort claims or other claims and causes of action, in each case, to the extent related primarily to any of the foregoing; and (f) substitutions, replacements, accessions, products and proceeds (including, without limitation, insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing.

“Revolving Credit Collateral Documents” means the “Collateral Documents” (as defined in the Revolving Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Revolving Credit Obligations or under which rights or remedies with respect to such Liens are governed.

“Revolving Credit Default” means an “Event of Default” (as defined in the Revolving Credit Agreement).

“Revolving Credit General Intangibles” means all General Intangibles pertaining to the other items of property included within clauses (a), (b), (c), (e), and (f) of the definition of Revolving Credit Collateral, including, without limitation, all contingent rights with respect to warranties on Inventory or Accounts which are not yet “payment intangibles” (as defined in Article 9 of the UCC).

“Revolving Credit Lenders” has the meaning assigned to that term in the recitals to this Agreement.

“Revolving Credit Loan Documents” means the Revolving Credit Agreement, the Revolving Credit Collateral Documents and the other Credit Documents (as defined in the Revolving Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other Revolving Credit Obligation, and any other document or instrument executed or delivered at any time in connection with any Revolving Credit Obligations, including any intercreditor or joinder agreement among holders of Revolving Credit Obligations, to the extent such are effective at the relevant time, as each may be amended, supplemented, refunded, deferred, restructured, replaced or refinanced from time to time in whole or in part (whether with the Revolving Credit Agent and Revolving Credit Lenders or other agents and lenders or otherwise), in each case in accordance with the provisions of this Agreement.

“Revolving Credit Obligations” means all Obligations outstanding under the Revolving Credit Agreement and the other Revolving Credit Loan Documents. “Revolving Credit Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Revolving Credit Loan Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

“Revolving Credit Standstill Period” has the meaning set forth in Section 3.2(a)(1).

“Secured Debt” means, collectively, all Parity Lien Debt and Priority Lien Debt.

“Secured Debt Claimholders” means, collectively, all Parity Lien Claimholders and Priority Lien Claimholders.

“Secured Debt Default” means a Parity Lien Default or a Priority Lien Default.

“Secured Debt Collateral Documents” means the “Collateral Documents” as respectively defined in the First Lien Term Loan Agreement and any other agreement, document or instrument pursuant to which a Lien is granted securing any Secured Debt Obligations or under which rights or remedies with respect to such Liens are governed.

“Secured Debt Documents” means the Collateral Trust Agreement, the Parity Lien Documents and the Priority Lien Documents.

“Secured Debt Obligations” means, collectively, all Parity Lien Obligations and Priority Lien Obligations.

“Secured Debt Representative” means each Parity Lien Representative and each Priority Lien Representative.

“Secured Leverage Ratio” means the “Secured Leverage Ratio” as defined in the Senior Secured Note Indentures.

“Securities Accounts” means all present and future “securities accounts” (as defined in Article 8 of the UCC), including all monies, “uncertificated securities,” and “securities entitlements” (as defined in Article 8 of the UCC) contained therein.

“Security Documents” means this Agreement, the Collateral Trust Agreement, each Lien Sharing and Priority Confirmation, and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Company or any other Grantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee, as each may be amended, supplemented, refunded, deferred, restructured, replaced or refinanced from time to time in whole or in part (whether with the First Lien Term Loan Agent, First Lien Term Loan Lenders, the Trustees and Noteholders existing on the date of this Agreement or other agents, lenders, trustees and Noteholders or otherwise), in each case in accordance with the provisions of this Agreement.

“Senior Secured Note Indentures” means, collectively, the    % Senior Secured Notes Indenture and the Floating Rate Notes Indenture.

“Separate Collateral” means Stock of Subsidiaries and Intercompany Notes of Subsidiaries unless, at the relevant time of consideration, such Intercompany Notes of Subsidiaries secure Revolving Credit Obligations.

“Series of Parity Lien Debt” means, severally, the Notes and each other issue or series of Parity Lien Debt for which a single transfer register is maintained.

“Series of Priority Lien Debt” means, severally, the Indebtedness outstanding under the First Lien Term Loan Agreement and any other credit facility that constitutes Priority Lien Debt.

“Series of Secured Debt” means each Series of Parity Lien Debt and each Series of Priority Lien Debt.

“Shared Collateral” means all now owned or hereafter acquired Collateral other than the Revolving Credit Collateral, including, without limitation all: (a) Equipment; (b) Real Estate Assets; (c) Intellectual Property; (d) Shared Lien General Intangibles; (e) documents of title related to Equipment; (f) Records, “supporting obligations” (as defined in Article 9 of the UCC) and related Letters of Credit, commercial tort claims or other claims and causes of action, in each case, to the extent related primarily to the foregoing; and (g) substitutions, replacements, accessions, products and proceeds (including, without limitation, insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing.

“Shared Lien General Intangibles” means all General Intangibles which are not Revolving Credit General Intangibles.

“Stock of Subsidiaries” means all Capital Stock of, and Equity Interests in, Subsidiaries of the Company.

“Subsidiary” means, with respect to any specified Person:

(1)                                  any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers, trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)                                  any partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof); provided, however, that notwithstanding the foregoing, Rumford Cogeneration Company Limited Partnership, a Maine limited partnership, shall not constitute a Subsidiary of the Borrower, unless and until the Borrower directly or indirectly acquires all of the limited partner interests therein.

“Subsidiary Guarantors” has the meaning assigned to that term in the preamble of this Agreement.

“Subsidiary Stock” means all present and future equity securities of Subsidiaries of Holdings.

“Trademark Licenses” means any and all present and future agreements providing for the granting of any right in or to Trademarks (whether such Grantor is licensee or licensor thereunder).

“Trademarks” means all present and future United States, and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to: (i) all extensions or renewals of any of the foregoing, (ii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, and (iii) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill.

“Trade Secret Licenses” means any and all present and future agreements providing for the granting of any right in or to Trade Secrets (whether such Grantor is licensee or licensor thereunder).

“Trade Secrets” means all present and future trade secrets and other confidential or proprietary information and know-how, regardless of whether such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, including but not limited to the right to sue for past, present and future misappropriation or other violation of any Trade Secret.

“Trustees” has the meaning assigned to that term in the recitals to this Agreement.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

1.2                                 Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:

(a)                                  any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, modified, renewed or extended;

(b)                                 any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns;

(c)                                  the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(d)                                 all references herein to Sections shall be construed to refer to Sections of this Agreement;

(e)                                  all references to terms defined in the New York UCC shall have the meaning ascribed to them therein (unless otherwise specifically defined herein); and

(f)                                    the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Whenever any term used in this Agreement is defined or otherwise incorporated by reference to the Senior Secured Note Indentures, such reference shall be deemed to have the same effect as if the definition of such term had been independently set forth herein in full, and such term shall continue to have the meaning established pursuant to the Senior Secured Note Indentures (subject to the immediately preceding sentence of this subsection) notwithstanding the termination of the Senior Secured Note Indentures or redemption of all Secured Debt Obligations evidenced thereby.

II.                                     LIEN PRIORITIES.

2.1                                 Relative Priorities. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Secured Debt Obligations granted on the Collateral or of any Liens securing the Revolving Credit Obligations granted on the Collateral and notwithstanding any provision of any UCC, or any other applicable law or the Revolving Credit Loan Documents or the Secured Debt Documents or any defect or deficiencies in, or failure to perfect, the Liens securing the Revolving Credit Obligations or Secured Debt Obligations or any other circumstance whatsoever, the Revolving Credit Agent, on behalf of itself and/or the Revolving Credit Claimholders, the Collateral Trustee and each Secured Debt Representative, for itself on behalf of the respective Secured Debt Claimholders hereby each agrees that:

(a)                                  any Lien of the Revolving Credit Agent on the Revolving Credit Collateral, whether now or hereafter held by or on behalf of the Revolving Credit Agent or any Revolving Credit Claimholder or any agent or trustee therefore, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Revolving Credit Collateral securing any Secured Debt Obligations; and

(b)                                 any Lien of the Collateral Trustee or any Secured Debt Representative on the Shared Collateral or the Separate Collateral, whether now or hereafter held by or on behalf of the Collateral Trustee or any Secured Debt Representative, any Secured Debt Claimholder or any agent or trustee therefore regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects to any Liens on the Shared Collateral or Separate Collateral which may secure any Revolving Credit Obligations.

2.2                                 Prohibition on Contesting Liens. The Revolving Credit Agent, Revolving Credit Claimholders, the Collateral Trustee, each Secured Debt Representative and the Secured Debt Claimholders, each agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the Revolving Credit Claimholders or any of the Secured Debt Claimholders in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the either the Revolving Credit Agent or any Revolving Credit Claimholder, the Collateral Trustee, or the Secured Debt Representatives or any Secured Debt Claimholder to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the Obligations as provided in Sections 2.1, 3.1 and 3.2.

2.3                                 No New Liens. So long as the Discharge of Revolving Credit Obligations and the Discharge of Secured Debt Obligations have not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the Revolving Credit Agent, Revolving Credit Claimholders, the Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders, each agree that the Company shall not, and shall not permit any other Grantor to:

(a)                                  grant or permit any additional Liens on any asset or property to secure any Priority Lien Obligation unless it has granted or concurrently grants a Lien on such asset or property to secure all of the Priority Lien Obligations;

(b)                                 grant or permit any additional Liens on any asset or property to secure any Parity Lien Obligations, unless it has granted or concurrently grants a Lien on such asset or property to secure all of the Secured Debt Obligations (except, with respect to Parity Lien Obligations, Separate Collateral); or

(c)                                  grant or permit any additional Liens on any asset or property to secure any Revolving Credit Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure the Priority Lien Obligations.

To the extent any additional Liens are granted on any asset or property pursuant to this Section 2.3, the priority of such additional Liens shall be determined in accordance with Section 2.1 (and with respect to priorities among the Parity Liens and Priority Liens, also the terms of the Collateral Trust Agreement). In addition, to the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available hereunder, the Revolving Credit Agent, the Collateral Trustee and each Secured Debt Representative, agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.

III.                                 ENFORCEMENT.

3.1                                 Exercise of Remedies – Restrictions on Collateral Trustee, and Secured Debt Representatives and Secured Debt Claimholders.

(a)                                  Until the Discharge of Revolving Credit Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the Collateral Trustee and each Secured Debt Representative and Secured Debt Claimholder:

(1)                                  will not exercise or seek to exercise any rights or remedies with respect to any Revolving Credit Collateral (including the exercise of any right of setoff or any right under any Account Agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Collateral Agent, any Secured Debt Representative or any Secured Debt Claimholder is a party) or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure); provided, however, that the Collateral Trustee may exercise any or all such rights or remedies after the passage of a period of at least 180 days has elapsed since the later of: (i) the date on which a Priority Lien Representative first declares the existence of a Priority Lien Default and demands the repayment of all the principal amount of any Priority Lien Obligations; and (ii) the date on which the Revolving Credit Agent received notice from the Collateral Trustee of such declarations of a Priority Lien Default, (the “Priority Lien Standstill Period”); provided, further, however, that notwithstanding anything herein to the contrary, in no event shall the Collateral Trustee, any Secured Debt Representative or any Secured Debt Claimholder exercise any rights or remedies with respect to the Revolving Credit Collateral if, notwithstanding the expiration of the Priority Lien Standstill Period, the Revolving Credit Agent or Revolving Credit Claimholders shall have commenced and be diligently pursuing the exercise of their rights or remedies with respect to all or any material portion of such Revolving Credit Collateral (prompt notice of such exercise to be given to the Collateral Trustee);

(2)                                  will not contest, protest or object to any foreclosure proceeding or action brought by the Revolving Credit Agent or any Revolving Credit Claimholder or any other exercise by the Revolving Credit Agent or any Revolving Credit Claimholder of any rights and remedies relating to the Revolving Credit Collateral, whether under the Revolving Credit Loan Documents or otherwise; and

(3)                                  subject to their rights under clause (a)(l) above and except as may be permitted in Section 3.1(c), will not object to the forbearance by the Revolving Credit Agent or the Revolving Credit Claimholders from bringing or pursuing any Enforcement;

provided, however, that, in the case of (1), (2) and (3) above, the Liens granted to secure the Priority Lien Obligations shall attach to any proceeds resulting from actions taken by the Revolving Credit Agent or any Revolving Credit Claimholder in accordance with this Agreement after application of such proceeds to the extent necessary to meet the requirements of a Discharge of Revolving Credit Obligations.

(b)                                 Until the Discharge of Revolving Credit Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the Revolving Credit Agent and the Revolving Credit Claimholders shall have the right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and, in connection therewith (including voluntary Dispositions of Revolving Credit Collateral by the respective Grantors after a Revolving Credit Default) make determinations regarding the release, disposition, or restrictions with respect to the Revolving Credit Collateral without any consultation with or the consent of the Collateral Trustee, any Secured Debt Representative or any Secured Debt Claimholder; provided, however, that the Lien securing the Priority Lien Obligations shall remain on the proceeds (other than those properly applied to the Revolving Credit Obligations) of such Collateral released or disposed of subject to the relative priorities described in Section 2. In exercising rights and remedies with respect to the Revolving Credit Collateral, the Revolving Credit Agent and the Revolving Credit Claimholders may enforce the provisions of the Revolving Credit Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the Revolving Credit Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.

(c)                                  Notwithstanding the foregoing, the Collateral Trustee, any Secured Debt Representative and any Secured Debt Claimholder (unless, as among the Secured Debt Claimholders, the Collateral Trust Agreement provides to the contrary) may:

(1)                                  file a claim or statement of interest with respect to the Secured Debt Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor;

(2)                                  take any action (not adverse to the priority status of the Liens on the Revolving Credit Collateral, or the rights of the Revolving Credit Agent or any Revolving Credit Claimholder to exercise remedies in respect thereof) in order to create, perfect, preserve or protect its Lien on any of the Collateral;

(3)                                  file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Secured Debt Claimholders, including any claims secured by the Revolving Credit Collateral, if any, in each case in accordance with the terms of this Agreement;

(4)                                  file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement;

(5)                                  vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Secured Debt Obligations and the Shared Collateral or Separate Collateral;

(6)                                  exercise any of its rights or remedies with respect to any of the Revolving Credit Collateral after the termination of the Priority Lien Standstill Period to the extent permitted by Section 3.l(a)(l); and

(7)                                  make a cash bid on all or any portion of the Revolving Credit Collateral in any foreclosure proceeding or action.

The Collateral Trustee and each Secured Debt Representative, on behalf of itself and/or its respective Secured Debt Claimholders, agrees that it will not take or receive any Revolving Credit Collateral or any proceeds of such Revolving Credit Collateral in connection with the exercise of any right or remedy (including set-off) with respect to any such Revolving Credit Collateral in its capacity as a creditor in violation of this Agreement.  Without limiting the generality of the foregoing, unless and until the Discharge of Revolving Credit Obligations has occurred, except as expressly provided in Sections 3.1(a), 6.3(c)(l) and this Section 3.1(c), the sole right of the Collateral Trustee and any Secured Debt Representative or Secured Debt Claimholder with respect to the Revolving Credit Collateral is to hold a Lien (if any) on such

Collateral pursuant to the respective Secured Debt Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Revolving Credit Obligations has occurred.

(d)                                 Subject to Sections 3.1(a) and (c) and Section 6.3(c)(1):

(1)                                  Collateral Trustee and each Secured Debt Representative, for itself and/or on behalf of its respective Secured Debt Claimholders, agrees that it will not take any action that would hinder any exercise of remedies under the Revolving Credit Loan Documents or that is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Revolving Credit Collateral, whether by foreclosure or otherwise;

(2)                                  Collateral Trustee and each Secured Debt Representative, for itself and/or on behalf of its respective Secured Debt Claimholders, hereby waives any and all rights the Collateral Trustee, such Secured Debt Representative and the respective Secured Debt Claimholders, as applicable, may have as a junior lien creditor or otherwise to object to the manner in which the Revolving Credit Agent or the Revolving Credit Claimholders seek to enforce or collect the Revolving Credit Obligations or the Liens securing the Revolving Credit Obligations granted in any of the Revolving Credit Loan Documents or undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the Revolving Credit Agent or Revolving Credit Claimholders is adverse to the interest of the Secured Debt Claimholders;

(3)                                  The Collateral Trustee and each Secured Debt Representative hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Secured Debt Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the Revolving Credit Agent or the Revolving Credit Claimholders with respect to the enforcement of the Liens on the Revolving Credit Collateral as set forth in this Agreement and the Revolving Credit Loan Documents.

(e)                                  Except as otherwise specifically set forth in Sections 3.1(a) and (d) and 3.5, the Collateral Trustee, the Secured Debt Representatives and Secured Debt Claimholders may exercise rights and remedies as unsecured creditors against the Company or any other Grantor that has guaranteed or granted Liens to secure the Secured Debt Obligations, and the Collateral Trustee may exercise rights and remedies with respect to the Shared Collateral and the Separate Collateral, in each case, in accordance with the terms of the Secured Debt Documents and applicable law; provided, however, that in the event that the Collateral Trustee, any Secured Debt Representative or Secured Debt Claimholder becomes a judgment Lien creditor in respect of Revolving Credit Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Secured Debt Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Revolving Credit Obligations) as the other Liens securing the Secured Debt Obligations are subject to this Agreement.

(f)                          Nothing in this Agreement shall prohibit the receipt by the Collateral Trustee, any Secured Debt Representative or Secured Debt Claimholder of the required payments of interest, principal and other amounts owed in respect of its Secured Debt

Obligations, so long as such receipt is not the direct or indirect result of the exercise by Collateral Trustee, such Secured Debt Representative or Secured Debt Claimholder of rights or remedies as a secured creditor in respect of the Revolving Credit Collateral (including set-off) or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Revolving Credit Agent or the Revolving Credit Claimholders may have against the Grantors under the Revolving Credit Loan Documents.

3.2                                 Exercise of Remedies – Restrictions on Revolving Credit Agent and Revolving Credit Claimholders.

(a)                                  Until the Discharge of Secured Debt Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the Revolving Credit Agent and Revolving Credit Claimholders:

(1)                                  will not exercise or seek to exercise any rights or remedies with respect to any Shared Collateral or Separate Collateral (including the exercise of any right of setoff or any right under any Account Agreements, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Revolving Credit Agent, any Revolving Credit Claimholder is a party) or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure); provided, however, the Revolving Credit Agent may exercise the rights provided for in Section 3.3 (with respect to any Access Period) and may exercise any or all such rights or remedies after the passage of a period of at least 180 days has elapsed since the later of: (x) the date on which the Revolving Credit Agent declared the existence of any Revolving Credit Default and demanded the repayment of all the principal amount of any Revolving Credit Obligations; and (y) the date on which the Collateral Trustee received notice from the Revolving Credit Agent of such declarations of any Revolving Credit Default, (the “Revolving Credit Standstill Period”); provided, further, however, that notwithstanding anything herein to the contrary, in no event shall the Revolving Credit Agent or any Revolving Credit Claimholder exercise any rights or remedies (other than those under Section 3.3) with respect to the Shared Collateral or Separate Collateral if, notwithstanding the expiration of the Revolving Credit Standstill Period, the Collateral Trustee shall have commenced and be diligently pursuing the exercise of its rights or remedies with respect to all or any material portion of such Collateral (prompt notice of such exercise to be given to the Revolving Credit Agent);

(2)                                  will not contest, protest or object to any foreclosure proceeding or action brought by the Collateral Trustee, any Secured Debt Representative or any Secured Debt Claimholder or any other exercise by the Collateral Trustee, any Secured Debt Representative or any Secured Claimholder of any rights and remedies relating to the Shared Collateral or Separate Collateral, whether under the Secured Debt Documents or otherwise; and

(3)                                  subject to their rights under clause (a)(1) above and except as may be permitted in Section 3.2(c), will not object to the forbearance by the Collateral Trustee, any Secured

Debt Representative or any Secured Debt Claimholder from bringing or pursuing any Enforcement;

provided, however, that in the case of (1), (2) and (3) above, the Liens (if any) granted to secure the Revolving Credit Obligations shall attach to any proceeds resulting from actions taken by the Collateral Trustee, any Secured Debt Representative and any Secured Debt Claimholder in accordance with this Agreement after application of such proceeds to the extent necessary to meet the requirements of a Discharge of Secured Debt Obligations.

(b)                                 Until the Discharge of Secured Debt Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders shall have the right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and make, in connection therewith (including voluntary Dispositions of Shared Collateral or Separate Collateral by the respective Grantors after a Secured Debt Default) determinations regarding the release, disposition, or restrictions with respect to the Shared Collateral or Separate Collateral without any consultation with or the consent of the Revolving Credit Agent or any Revolving Credit Claimholder; provided, however, that the Lien (if any) securing the Revolving Credit Obligations shall remain on the proceeds (other than those properly applied to the Secured Debt Obligations) of such Collateral released or disposed of subject to the relative priorities described in Section 2. In exercising rights and remedies with respect to the Shared Collateral or the Separate Collateral, the Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders may enforce the provisions of the Secured Debt Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the Shared Collateral and Separate Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.

(c)                                  Notwithstanding the foregoing, the Revolving Credit Agent and Revolving Credit Claimholders may:

(1)                                  file a claim or statement of interest with respect to the Revolving Credit Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor;

(2)                                  take any action (not adverse to the priority status of the Liens of the Collateral Trustee on the Shared Collateral and Separate Collateral) in order to create, perfect, preserve or protect its Lien on any of the Revolving Credit Collateral;

(3)                                  file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Revolving Credit Claimholders;

(4)                                  file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement;

(5)                                  vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Revolving Credit Obligations and the Revolving Credit Collateral;

(6)                                  exercise any of its rights or remedies with respect to any of the Collateral after the termination of the Revolving Credit Standstill Period, to the extent permitted by Section 3.2(a)(l); and

(7)                                  make a cash bid on all or any portion of the Shared Collateral or Separate Collateral in any foreclosure proceeding or action.

The Revolving Credit Agent, on behalf of itself and the Revolving Credit Claimholders, agrees that it will not take or receive any Shared Collateral or Separate Collateral or any proceeds of such Collateral in connection with the exercise of any right or remedy (including set-off) with respect to any such Collateral in its capacity as a creditor in violation of this Agreement.

(d)                                 Subject to Sections 3.2(a) and (c) and Sections 3.3 and 6.3(c)(2):

(1)                                  the Revolving Credit Agent, on behalf of itself and the Revolving Credit Claimholders, agrees that the Revolving Credit Agent and the Revolving Credit Claimholders will not take any action that would hinder any exercise of remedies by the Collateral Trustee under the Secured Debt Documents or that is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Shared Collateral or Separate Collateral, whether by foreclosure or otherwise;

(2)                                  the Revolving Credit Agent, on behalf of itself and the Revolving Credit Claimholders, hereby waives any and all rights it or the Revolving Credit Claimholders may at any time have as a junior lien creditor or otherwise to object to the manner in which the Collateral Trustee seeks to enforce or collect the Secured Debt Obligations or the Liens securing the Shared Collateral and Separate Collateral granted in any of the Secured Debt Documents or undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the Secured Debt Representatives or Secured Debt Claimholders is adverse to the interest of the Revolving Credit Claimholders; and

(3)                                  the Revolving Credit Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Revolving Credit Collateral Documents, or any other Revolving Credit Loan Document (other than this Agreement), shall be deemed to restrict in any way the rights and remedies of the Collateral Trustee, any Secured Debt Representative or Secured Debt Claimholder with respect to the enforcement of its Liens on the Shared Collateral or Separate Collateral as set forth in this Agreement and the Secured Debt Documents.

(e)                                  Except as otherwise specifically set forth in Sections 3.2(a) and (d) and 3.5, the Revolving Credit Agent and the Revolving Credit Claimholders may exercise rights and remedies as unsecured creditors against the Company or any other Grantor that has guaranteed or granted Liens to secure the Revolving Credit Obligations and may exercise rights and remedies with respect to the Revolving Credit Collateral, in each case, in accordance with the terms of the Revolving Credit Loan Documents and applicable law; provided, however, that in the event that any Revolving Credit Claimholder becomes a judgment Lien creditor in respect of Shared Collateral or Separate Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Revolving Credit Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Secured Debt Obligations) as the other Liens securing the Revolving Credit Obligations are subject to this Agreement.

(f)                                    Nothing in this Agreement shall prohibit the receipt by the Revolving Credit Agent or any Revolving Credit Claimholder of the required payments of interest, principal and other amounts owed in respect of the Revolving Credit Obligations, so long as such receipt is not the direct or indirect result of the exercise by the Revolving Credit Agent or any Revolving Credit Claimholder of rights or remedies as a secured creditor in respect of the Shared Collateral or Separate Collateral (including set-off) or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Collateral Trustee, the Secured Debt Representatives or the Secured Debt Claimholders may have against the Grantors under the Secured Debt Documents.

3.3                                 Exercise of Remedies – Collateral Access Rights.

(a)                                  The Revolving Credit Agent, Collateral Trustee and the Secured Debt Representatives agree not to commence Enforcement until an Enforcement Notice has been given to the Collateral Trustee or the Revolving Credit Agent, as the case may be. Subject to the provisions of Sections 3.1 and 3.2 above, either the Revolving Credit Agent or the Collateral Trustee may, to the extent permitted by applicable law, join in any judicial proceedings commenced by the other Person to enforce Liens on the Collateral, provided that neither such Person, nor the Revolving Credit Claimholders or Secured Debt Claimholders, as the case may be, shall interfere with the Enforcement actions of the other with respect to Collateral in which such party or its Secured Debt Representative has the benefit of the priority Lien in accordance herewith.

(b)                                 If the Collateral Trustee or any Secured Debt Representative or any of their respective agents or representatives, or any third party pursuant to any Enforcement undertaken by the Collateral Trustee or any Secured Debt Representative, as applicable, or any receiver, shall obtain possession or physical control of any of the Mortgaged Premises, the Collateral Trustee or such Secured Debt Representative, as applicable, shall promptly notify the Revolving Credit Agent and each Priority Lien Representative of that fact and the Revolving Credit Agent (or, following the Discharge of Revolving Credit Obligations, each

Priority Lien Representative) shall, within ten (10) Business Days thereafter, notify Collateral Trustee or Secured Debt Representative or, if applicable, any such third party (at such address to be provided by the Collateral Trustee or such Secured Debt Representative, as applicable, in connection with the applicable Enforcement), as to whether the Revolving Credit Agent (or, following the Discharge of Revolving Credit Obligations, each Priority Lien Representative) desires to exercise (or in the case of a Priority Lien Representative, cause the Collateral Trustee to exercise on behalf of the Priority Lien Claimholders) access rights under this Agreement, at which time the parties shall confer in good faith to coordinate with respect to the Revolving Credit Agent’s (or Collateral Trustee’s) exercise of such access rights. Access rights may apply to differing parcels of Mortgaged Premises at differing times (i.e. the Collateral Trustee may obtain possession of one plant at a different time than it obtains possession of other properties), in which case, a differing Access Period may apply to each such property.

(c)                                  Upon delivery of notice to the Collateral Trustee or the relevant Secured Debt Representative as provided in Section 3.3(b), the Access Period shall commence for the subject parcel of Mortgaged Premises. During the Access Period, Revolving Credit Agent (or, following the Discharge of Revolving Credit Obligations, the Collateral Trustee on behalf of each Priority Lien Claimholder) and its agents, representatives and designees shall have a non-exclusive right to have access to, and a rent free right to use, the Shared Collateral for the purpose of arranging for and effecting the sale or disposition of Revolving Credit Collateral, including the production, completion, packaging and other preparation of such Revolving Credit Collateral for sale or disposition. During any such Access Period, Revolving Credit Agent (or, following the Discharge of Revolving Credit Obligations, the Collateral Trustee on behalf of each Priority Lien Claimholder) and its representatives (and persons employed on their behalf), may continue to operate, service, maintain, process and sell the Revolving Credit Collateral, as well as to engage in bulk sales of Revolving Credit Collateral. Revolving Credit Agent (or, following the Discharge of Revolving Credit Obligations, the Collateral Trustee on behalf of each Priority Lien Claimholder) shall take proper care of any Shared Collateral that is used by it during the Access Period and repair and replace any damage (ordinary wear-and-tear excepted) caused by it or its agents, representatives or designees and comply with all applicable laws in connection with its use or occupancy of the Shared Collateral. The Revolving Credit Agent and the Revolving Credit Claimholders (or, following the Discharge of Revolving Obligations, each Priority Lien Representative instructing the Collateral Trustee to act on its behalf) shall indemnify and hold harmless the Collateral Trustee or the relevant Secured Debt Claimholders for any injury or damage to Persons or property caused by the acts or omissions of Persons under its control. Revolving Credit Agent, Collateral Trustee and each Secured Debt Representative shall cooperate and use reasonable efforts to ensure that their activities during the Access Period as described above do not interfere materially with the activities of the other as described above, including the right of Collateral Trustee or any Secured Debt Representative to commence foreclosure of the Parity Lien Mortgages or Priority Lien Mortgages or to show the Shared Collateral to prospective purchasers and to ready the Shared Collateral for sale.

(d)                                 If any order or injunction is issued or stay is granted which prohibits Revolving Credit Agent (or, following the Discharge of Revolving Credit Obligations, the Collateral Trustee, acting pursuant to instructions from a Priority Lien Representative) from exercising any of its rights hereunder, then at Revolving Credit Agent’s (or, following the

Discharge of Revolving Credit Obligations, the respective Priority Lien Representative’s) option, the Access Period granted under this Section 3.3 shall be stayed during the period of such prohibition and shall continue thereafter for the number of days remaining as required under this Section 3.3. If the Collateral Trustee or any Secured Debt Representative shall foreclose or otherwise sell any of the Shared Collateral, such Person will notify the buyer thereof of the existence of this Agreement and that the buyer is acquiring such Collateral subject to the terms of this Agreement.

(e)                                  The Grantors hereby agree with the Collateral Trustee and the Secured Debt Representatives that Revolving Credit Agent (or, following the Discharge of Revolving Credit Obligations, the Collateral Trustee on behalf of the Priority Lien Claimholders) shall have access, during the Access Period, as described herein and each such Grantor that owns any of the Mortgaged Premises grants a non-exclusive easement in gross over its property to permit the uses by Revolving Credit Agent (or, following the Discharge of Revolving Credit Obligations, the Collateral Trustee on behalf of the Priority Lien Claimholders), contemplated by this Section 3.3. The Collateral Trustee and each Secured Debt Representative consents to such easement and to the recordation of the Collateral Access Easement Agreement substantially in the form attached as Exhibit B hereto in the relevant real estate documents with respect to each parcel of Real Estate that is to be hereafter subject to either a Priority Lien Mortgage or Parity Lien Mortgage and agrees, upon request by Revolving Collateral Agent (or, following the Discharge of Revolving Credit Obligations, the Collateral Trustee on behalf of the Priority Lien Claimholders), to execute and permit the recording of the Subordination of Mortgage/Deed of Trust, substantially in the form attached as Exhibit C hereto. Revolving Credit Agent and each Priority Lien Representative each agrees that upon either a Discharge of Revolving Credit Obligations or a Discharge of Priority Lien Obligations, as the case may be, or upon the expiration of the final Access Period with respect to any parcel of property covered by a Priority Lien Mortgage or Parity Lien Mortgage, it shall, upon request, execute and deliver to the Collateral Trustee, or if a Discharge of Secured Debt Obligations has occurred, to the respective Grantor, such documentation, in recordable form, as may reasonably be requested to terminate any and all rights of the Revolving Credit Agent with respect to such Access Periods.

3.4                                 Exercise of Remedies – Intellectual Property Rights/Access to Information. Collateral Trustee and each Secured Debt Representative hereby grants (to the full extent of their respective rights and interests) the Revolving Credit Agent (and, following the Discharge of Revolving Credit Obligations, the Collateral Trustee, for the benefit of the Priority Lien Claimholders) and its agents, representatives and designees (a) a royalty free, rent free license and lease to use all of the Shared Collateral, including any computer or other data processing Equipment and Intellectual Property, to collect all Accounts or amounts owing under Instruments or Chattel Paper, to copy, use or preserve any and all information relating to any of the Collateral, and to complete the manufacture, packaging and sale of (i) work-in-process, (ii) raw materials and (iii) complete inventory and (b) a royalty free license (which will be binding on any successor or assignee of the Intellectual Property) to use any and all Intellectual Property at any time to in connection with its Enforcement; provided, however, the royalty free, rent free license and lease granted in clause (a) with respect to Equipment shall immediately expire upon the sale, lease, transfer or other disposition of such Equipment.

3.5                                 Exercise of Remedies – Set Off and Tracing of and Priorities in Proceeds. Collateral Trustee and each Secured Debt Representative, for itself and/or on behalf of the Secured Debt Claimholders, each acknowledges and agrees that, to the extent any such Person exercises its rights of setoff against any Grantors’ Deposit Accounts, Securities Accounts or other assets, the amount of such setoff shall be deemed to be the Revolving Credit Collateral to be held and distributed pursuant to Section 4.3; provided, however, that the foregoing shall not apply to any setoff by any such Person against any Shared Collateral to the extent applied to payment of Secured Debt. Collateral Trustee and each Secured Debt Representative, for itself and/or on behalf of the Secured Debt Claimholders agree that prior to an issuance of an Enforcement Notice all funds deposited under Account Agreements and then applied to the Revolving Credit Obligations shall be treated as Revolving Credit Collateral and, unless the Revolving Credit Agent (or, following the Discharge of Revolving Credit Obligations, the relevant Priority Lien Representative or the Collateral Trustee) has actual knowledge to the contrary, any claim that payments made to Revolving Credit Agent (or, following the Discharge of Revolving Credit Obligations, the Priority Lien Claimholders) through the bank accounts that are subject to Account Agreements are proceeds of or otherwise constitute Shared Collateral, are waived. Revolving Credit Agent, Revolving Claimholders, the Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders, each agrees that, prior to an issuance of an Enforcement Notice, any proceeds of Collateral, whether or not deposited under Account Agreements, which are used by any Grantor to acquire other property which is Collateral shall not (as among the Revolving Credit Agent, the Collateral Trustee, the Secured Debt Representatives and the various Claimholders) be treated as proceeds of Collateral for purposes of determining the relative priorities in the Collateral which was so acquired.

3.6                                 Until the Discharge of Revolving Credit Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders each agree they will not exercise or seek to exercise any rights or remedies they may have, or hereafter acquire, under that certain Cash Management Intercreditor Agreement dated as of the date hereof by and among Escanaba Timber LLC, the Company, Holdings, the Revolving Credit Agent, the Collateral Trustee and General Electric Capital Corporation.

IV.                                PAYMENTS.

4.1                                 Application of Proceeds.

(a)                                  So long as the Discharge of Revolving Credit Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, all Revolving Credit Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies by the Revolving Credit Agent or Revolving Credit Claimholders, shall be applied by the Revolving Credit Agent to the Revolving Credit Obligations in such order as specified in the relevant Revolving Credit Loan Documents. Upon the Discharge of Revolving Credit Obligations, the Revolving Credit Agent shall deliver to the Collateral Trustee any Collateral and proceeds of Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Collateral Trustee or any Secured Debt Representative in such order as specified in the Collateral Trust Agreement and/or the other relevant Secured Debt Documents.

(b)                                 So long as the Discharge of Secured Debt Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, all Shared Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies by the Collateral Trustee or Secured Debt Claimholders, shall be applied to the Secured Debt Obligations in such order as specified in Collateral Trust Agreement and/or the other relevant Secured Debt Documents.

4.2                                 Payments Over in Violation of Agreement. Unless and until both the Discharge of Revolving Credit Obligations and the Discharge of Secured Debt Obligations have occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, any Collateral or proceeds thereof (including assets or proceeds subject to Liens referred to in the final sentence of Section 2.3) received by the Revolving Credit Agent, any Revolving Credit Claimholder, the Collateral Trustee, any Secured Debt Representative or any Secured Debt Claimholder in connection with the exercise of any right or remedy (including set-off) relating to the Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the Revolving Credit Agent or Collateral Trustee, as appropriate in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Collateral Trustee and Revolving Credit Agent are each hereby authorized to make any such endorsements as agent for the other Person. This authorization is coupled with an interest and is irrevocable until both the Discharge of Revolving Credit Obligations and Discharge of Secured Debt Obligations have occurred.

4.3                                 Application of Payments. Subject to the other terms of (a) this Agreement, all payments received by the Revolving Credit Agent or the Revolving Credit Claimholders may be applied, reversed and reapplied, in whole or in part, to the Revolving Credit Obligations to the extent provided for in the Revolving Credit Loan Documents; and (b) this Agreement and the Collateral Trust Agreement, all payments received by the Collateral Trustee, any Secured Debt Representative or the Secured Debt Claimholders may be applied, reversed and reapplied, in whole or in part, to the Secured Debt Obligations to the extent provided for in the Collateral Trust Agreement and/or the other Secured Debt Documents.

V.                                    OTHER AGREEMENTS.

5.1                                 Releases.

(a)                                  (i) If in connection with the exercise of the Revolving Credit Agent’s remedies in respect of any Collateral as provided for in Section 3.1, the Revolving Credit Agent, for itself or on behalf of any of the Revolving Credit Claimholders, releases its Liens on any part of the Revolving Credit Collateral, then the Liens, if any, of the Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders, on the Collateral sold or disposed of in connection with such exercise, shall be automatically, unconditionally and simultaneously released. The Collateral Trustee, for itself and/or on behalf of any such Persons, promptly shall execute and deliver to the Revolving Credit Agent or such Grantor such termination statements, releases and other documents as the Revolving Credit Agent or such Grantor may request to effectively confirm such release.

(ii)                                  If in connection with the exercise by the Collateral Trustee or any Secured Debt Representative of remedies in respect of any Collateral as provided for in Section 3.2, the Collateral Trustee, for itself and/or on behalf of any of the Secured Debt Representatives and Secured Debt Claimholders, releases all of its Liens on any part of the Shared Collateral or Separate Collateral, then the Liens, if any, of the Revolving Credit Agent, for itself or for the benefit of the Revolving Credit Claimholders, on the Collateral sold or disposed of in connection with such exercise, shall be automatically, unconditionally and simultaneously released. The Revolving Credit Agent, for itself and/or on behalf of any such Revolving Credit Claimholder shall each promptly execute and deliver to the Collateral Trustee or such Grantor such termination statements, releases and other documents as the Collateral Trustee or such Grantor may request to effectively confirm such release.

(b)                                 If in connection with any sale, lease, exchange, transfer or other disposition of any Collateral (collectively, a “Disposition”) permitted under the terms of both the Revolving Credit Loan Documents and the Secured Debt Documents (including voluntary Dispositions of Revolving Credit Collateral by the respective Grantors after a Revolving Credit Default and voluntary Dispositions of Shared Collateral or Separate Collateral by the respective Grantors after a Secured Debt Default), (i) the Revolving Credit Agent, for itself and/or on behalf of any of the Revolving Credit Claimholders, releases its Liens on any part of the Revolving Credit Collateral, in each case other than (A) in connection with the Discharge of Revolving Credit Obligations or (B) after the occurrence and during the continuance of a Secured Debt Default, then the Liens, if any, of the Collateral Trustee and/or any Secured Debt Representative, for itself and/or for the benefit of the Secured Debt Claimholders, on such Collateral shall be automatically, unconditionally and simultaneously released, and (ii) the Collateral Trustee or any Secured Debt Representative, for itself and/or on behalf of the Secured Debt Claimholders, releases all of its Liens on any part of the Shared Collateral or Separate Collateral, in each case other than (A) in connection with the Discharge of Secured Debt Obligations or (B) after the occurrence and during the continuance of a Revolving Credit Default, then the Liens, if any, of the Revolving Credit Agent, for itself and/or for the benefit of the Revolving Credit Claimholders, on such Collateral shall be automatically, unconditionally and simultaneously released. The Revolving Credit Agent, Collateral Trustee or any Secured Debt Representative, each for itself and/or on behalf of any such Revolving Credit Claimholders or Secured Debt Claimholder, as the case may be, promptly shall execute and deliver to the Collateral Trustee, Revolving Credit Agent or such Grantor such termination statements, releases and other documents as the Collateral Trustee, Revolving Credit Agent or such Grantor may request to effectively confirm such release.

(c)                                  Until the Discharge of Revolving Credit Obligations shall occur, the Collateral Trustee and each Secured Debt Representative, for itself and/or on behalf of the Secured Debt Claimholders, hereby irrevocably constitutes and appoints the Revolving Credit Agent and any of its officers or agents, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the

Collateral Trustee and each Secured Debt Representative or such Secured Debt Claimholder, whether in the Revolving Credit Agent’s name or, at the option of the Revolving Credit Agent, in the Collateral Trustee’s, any Secured Debt Representative’s or any Secured Debt Claimholder’s own name, from time to time in the Revolving Credit Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.

(d)                                 Until the Discharge of Secured Debt Obligations shall occur, the Revolving Credit Agent, for itself and/or on behalf of the Revolving Credit Claimholders hereby irrevocably constitutes and appoints the Collateral Trustee and any of its officers or agents, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Revolving Credit Agent or such Revolving Credit Claimholder, whether in the Collateral Trustee’s name or, at the option of the Collateral Trustee, in the Revolving Credit Agent’s or any Revolving Credit Claimholder’s own name, from time to time in Collateral Trustee’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release

5.2                                 Insurance.

(a)                                  Unless and until the Discharge of Revolving Credit Obligations has occurred, subject to the terms of, and the rights of the Grantors under, the Revolving Credit Loan Documents, (i) the Revolving Credit Agent and the Revolving Credit Claimholders shall have the sole and exclusive right to adjust settlement for any insurance policy covering the Revolving Credit Collateral or the Liens with respect thereto in the event of any loss thereunder or with respect thereto and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such Collateral; (ii) all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect to such Collateral and to the extent required by the Revolving Credit Loan Documents shall be paid to the Revolving Credit Agent for the benefit of the Revolving Credit Claimholders pursuant to the terms of the Revolving Credit Loan Documents (including, without limitation, for purposes of cash collateralization of letters of credit) and thereafter, to the extent no Revolving Credit Obligations are outstanding, and subject to the terms of, and the rights of the Grantors under, the Secured Debt Documents and the terms of the Collateral Trust Agreement, to the Collateral Trustee for the benefit of the Secured Debt Claimholders to the extent required under the Secured Debt Documents and then, to the extent no Secured Debt Obligations which were secured by such Collateral are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct, and (iii) if the Collateral Trustee or any Secured Debt Representative or any Secured Debt Claimholder shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such proceeds over to the Revolving Credit Agent in accordance with the terms of Section 4.2.

(b)                                 Unless and until the Discharge of Secured Debt Obligations has occurred, subject to the terms of, and the rights of the Grantors under the Secured Debt Documents, (i) the Collateral Trustee shall have the sole and exclusive right to adjust settlement for any insurance policy covering the Shared Collateral or Separate Collateral or the Liens with respect thereto in the event of any loss thereunder or with respect thereto and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such Collateral; (ii) all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect to such Collateral and to the extent required by the Secured Debt Documents shall be paid to the Collateral Trustee for the benefit of the Secured Debt Claimholders pursuant to the terms of the Collateral Trust Agreement and the other Secured Debt Documents and thereafter, to the extent no Secured Debt Obligations which were secured by such Collateral are outstanding, and subject to the terms of, and the rights of the Grantors under, the Revolving Credit Collateral Documents to either the Revolving Credit Agent for the benefit of the Revolving Credit Claimholders to the extent required under such Revolving Credit Collateral Documents and then, to the extent no Revolving Credit Obligations which were secured by such Collateral are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct, and (iii) if the Revolving Credit Agent, Collateral Trustee or any Revolving Credit Claimholder shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such proceeds over to the Collateral Trustee in accordance with the terms of Section 4.2.

(c)                                  To effectuate the foregoing, Revolving Credit Agent and Collateral Trustee shall each receive separate lender’s loss payable endorsements naming themselves as loss payee and additional insured, as their interests may appear, with respect to policies which insure Collateral hereunder. To the extent any proceeds are received for business interruption or for any liability or indemnification and those proceeds are not compensation for a casualty loss with respect to the Shared Collateral, such proceeds shall first be applied to repay the Revolving Credit Obligations and then be applied, to the extent required by the Secured Debt Documents, to the Secured Debt Obligations.

5.3                                 Amendments to Revolving Credit Loan Documents and Secured Debt Documents; Refinancing; Legending Provisions.

(a)                                  The Revolving Credit Loan Documents and Secured Debt Documents may be amended, supplemented or otherwise modified in accordance with the terms of both the Revolving Credit Loan Documents and the Secured Debt Documents and the Revolving Credit Obligations and Secured Debt Obligations may be Refinanced, in each case, without notice to, or the consent (except to the extent a consent is required to permit the Refinancing transaction under any Revolving Credit Document or any Secured Debt Document) of the Revolving Credit Agent, the Revolving Credit Claimholders, the Collateral Trustee, the Secured Debt Representatives or the Secured Debt Claimholders, as the case may be, all without affecting the Lien subordination or other provisions of this Agreement, provided, however, that the holders of such Refinancing debt bind themselves in an Intercreditor Joinder Agreement or other writing, reasonably acceptable to the Collateral Trustee and Revolving Credit Agent and addressed to the Collateral Trustee or Revolving Credit Agent and the Revolving Credit

Claimholders, as the case may be, to the terms of this Agreement and any such amendment, supplement, modification or Refinancing shall be in accordance with the provisions of both the Revolving Credit Loan Documents and the Secured Debt Documents.

(b)                                 The Company agrees that each Revolving Credit Collateral Document and Secured Debt Collateral Document shall include the following language (or language to similar effect approved by both the Collateral Trustee and the Revolving Credit Agent):

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the [Revolving Credit Agent, Collateral Trustee or other Person, as applicable] pursuant to this Agreement and the exercise of any right or remedy by the [Revolving Credit Agent, Collateral Trustee or other Person, as applicable] hereunder are subject to the provisions of the Intercreditor Agreement, dated as of May 2, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among NewPage Corporation, NewPage Holding Corporation, JPMorgan Chase Bank, N.A., as Revolving Credit Agent and The Bank of New York, as Collateral Trustee and certain other persons which may be or become parties thereto or become bound thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

(c)                                  Revolving Credit Agent, Collateral Trustee and each Secured Debt Representative shall each use its best efforts to notify the other parties of any written amendment or modification to any Revolving Credit Loan Document or any Secured Debt Document, as applicable, but the failure to do so shall not create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party. In connection with amendments or modifications permitted by Section 5.3, Revolving Credit Agent, Collateral Trustee and each Secured Debt Representative, as applicable shall, upon request of the other party, provide copies of all such modifications or amendments and copies of all other relevant documentation to the other Persons.

5.4                                 Bailees for Perfection.

(a)                                  Revolving Credit Agent, Collateral Trustee and each Secured Debt Representative, as the case may be, agree to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC (such Collateral being the “Pledged Collateral”) as collateral agent for the Revolving Credit Claimholders and Secured Debt Claimholders, as the case may be, and as bailee for the Revolving Credit Agent, Collateral Trustee or Secured Debt Representative, as the case may be, (such bailment being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2) and 9-313(c) of the UCC) and any assignee solely for the purpose of perfecting the security interest granted under the Revolving Credit Loan Documents and the Secured Debt Documents, as applicable, subject to the terms and conditions of this Section 5.4.

(b)                                 No Person shall have any obligation whatsoever to any other Person to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.4. The duties or responsibilities under this Section 5.4 shall be limited solely to holding the Pledged Collateral as bailee in accordance with this Section 5.4 and delivering the Pledged Collateral upon a Discharge of Revolving Credit Obligations or Discharge of Secured Debt Obligations, as the case may be, as provided in paragraph (d) below.

(c)                                  No Person acting pursuant to this Section 5.4 shall have by reason of the Revolving Credit Loan Documents, the Secured Debt Documents, this Agreement, the Collateral Trust Agreement or any other document, a fiduciary relationship with any other Person with respect to such acts.

(d)                                 Upon the Discharge of Revolving Credit Obligations the Revolving Credit Agent shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements, first, to the Collateral Trustee to the extent the Secured Debt Obligations which are secured by such Pledged Collateral remain outstanding, and second, to the Company (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral). The Revolving Credit Agent further agrees to take all other action reasonably requested by the Collateral Trustee in connection with the Collateral Trustee obtaining a first-priority interest in the Collateral or as a court of competent jurisdiction may otherwise direct.

(e)                                  Upon the Discharge of the Secured Debt Obligations, the Collateral Trustee shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements, first, to the Revolving Credit Agent to the extent any Revolving Credit Obligations which are secured by such Pledged Collateral remain outstanding, and second, to the Company (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral). The Collateral Trustee further agrees to take all other action reasonably requested by the Revolving Credit Agent in connection with the Revolving Credit Agent obtaining a first-priority interest in the Collateral or as a court of competent jurisdiction may otherwise direct

(f)                                    Subject to the terms of this Agreement, (i) so long as the Discharge of Revolving Credit Obligations has not occurred, the Revolving Credit Agent shall be entitled to deal with the Pledged Collateral or Collateral within its “control” in accordance with the terms of this Agreement and other Revolving Credit Loan Documents, but only to the extent that such Collateral constitutes Revolving Credit Collateral, as if the Liens (if any) of the Collateral Trustee or Secured Debt Representatives did not exist and (ii) so long as the Discharge of Secured Debt Obligations has not occurred, the Collateral Trustee or any Secured Debt Representative shall be entitled to deal with the Pledged Collateral or Collateral within its “control” in accordance with the terms of this Agreement, the Collateral Trust Agreement and other Secured Debt Documents, but only to the extent that such Collateral constitutes Shared Collateral or Separate Collateral, as if the Liens of the Revolving Credit Agent did not exist.

5.5                                 When Discharge of Revolving Credit Obligations and Discharge of Secured Debt Obligations Deemed to Not Have Occurred. If concurrently with the Discharge of

Revolving Credit Obligations or the Discharge of Secured Debt Obligations, the Company enters into any Refinancing of any Revolving Credit Obligation or Secured Debt Obligation as the case may be, which Refinancing is permitted by the Secured Debt Loan Documents and the Revolving Credit Loan Documents, then such Discharge of Revolving Credit Obligations or the Discharge of Secured Debt Obligations, shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Revolving Credit Obligations or the Discharge of Secured Debt Obligations) and, from and after the date on which the New Debt Notice (defined below) is delivered to the Collateral Trustee or Revolving Credit Agent, as appropriate, in accordance with the next sentence, the obligations under such Refinancing shall automatically be treated as Revolving Credit Obligations or Secured Debt Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the Revolving Credit Agent or Collateral Trustee, as the case may be, under such new Revolving Credit Loan Documents or Secured Debt Documents shall be the Revolving Credit Agent or Collateral Trustee for all purposes of this Agreement. Upon receipt of a notice (the “New Debt Notice”) stating that the Company has entered into new Revolving Credit Loan Documents or new Secured Debt Documents (which notice shall include a complete copy of the relevant new documents and provide the identity of the new agent for such facility, such agent, the “New Agent”), the Revolving Credit Agent and the Collateral Trustee shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such New Agent shall reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver, to the extent contemplated by this Agreement, to the New Agent any Pledged Collateral held by it together with any necessary endorsements (or otherwise allow the New Agent to obtain control of such Pledged Collateral). The New Agent shall agree in a writing addressed to the Revolving Credit Agent, Collateral Trustee and each Secured Debt Representative, the Revolving Credit Claimholders, and Secured Debt Claimholders, as the case may be, to be bound by the terms of this Agreement.

VI.                                INSOLVENCY OR LIQUIDATION PROCEEDINGS.

6.1                                 Finance and Sale Issues. Until the Discharge of Revolving Credit Obligations has occurred, if the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Revolving Credit Agent shall, acting in accordance with the Revolving Credit Agreement, agree to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code), on which a Lien has been granted to the Revolving Credit Agent pursuant to the Revolving Credit Loan Agreements or to permit the Company or any other Grantor to obtain financing, whether from the Revolving Credit Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”), then the Collateral Trustee, each Secured Debt Representative and each Secured Debt Claimholder each agrees that it will raise no objection to such Cash Collateral use or DIP Financing so long as such Cash Collateral use or DIP Financing meet the following requirements: (i) it is on commercially reasonable terms, (ii) the Collateral Trustee, each Secured Debt Representative and each Secured Debt Claimholder retain the right to object to any ancillary agreements or arrangements regarding the Cash Collateral use or the DIP Financing that are materially prejudicial to their interests in the Shared Collateral, and (iii) the terms of the DIP Financing (a) do not compel the Company to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the DIP Financing documentation or a related document and (b) do not expressly require the liquidation of the Collateral prior to a default under the DIP Financing documentation or Cash Collateral order. To the extent the Liens securing the Revolving Credit Obligations are subordinated to or pari passu with such DIP Financing which meets the requirements of clauses (i) through (iii) above, the Collateral Trustee and each Secured Debt Representative will subordinate any Liens in the Revolving Credit Collateral to the Liens securing such DIP Financing (and all Obligations relating thereto) and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the Revolving Credit Agent or to the extent permitted by Section 6.3).

6.2                                 Relief from the Automatic Stay.

(a)                                  Until the Discharge of Revolving Credit Obligations has occurred, the Collateral Trustee, each Secured Debt Representative and each Secured Debt Claimholder, agrees that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Revolving Credit Collateral (other than to the extent such relief is required to exercise its rights under Section 3.3), without the prior written consent of the Revolving Credit Agent, unless the Revolving Credit Agent has already filed a motion (which remains pending) for adequate protection with respect to its interest in such Revolving Credit Collateral.

(b)                                 Until the Discharge of Secured Debt Obligations has occurred, the Revolving Credit Agent, on behalf of itself and the Revolving Credit Claimholders agrees that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Shared Collateral or the Separate Collateral (other than to the extent such relief is required to exercise its rights under Section 3.3), without the prior written consent of the Collateral Trustee, unless the Collateral Trustee has already filed a motion (which remains pending) for adequate protection with respect to its interest in the Shared Collateral or the Separate Collateral.

6.3                                 Adequate Protection.

(a)                                  The Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders, each agree that none of them shall contest (or support any other Person contesting):

(1)                                  any request by the Revolving Credit Agent for adequate protection with respect to the Revolving Credit Collateral; or

(2)                                  any objection by the Revolving Credit Agent to any motion, relief, action or proceeding based on the Revolving Credit Agent or the Revolving Credit Claimholders claiming a lack of adequate protection with respect to the Revolving Credit Collateral.

(b)                                 The Revolving Credit Agent and the Revolving Credit Claimholders, each agree that none of them shall contest (or support any other Person contesting):

(1)                                  any request by the Collateral Trustee for adequate protection with respect to the Shared Collateral or the Separate Collateral; or

(2)                                  any objection by the Collateral Trustee to any motion, relief, action or proceeding based on the Collateral Trustee or any Secured Debt Claimholder claiming a lack of adequate protection with respect to the Shared Collateral or Separate Collateral.

(c)                                  Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency or Liquidation Proceeding:

(1)                                  if the Revolving Credit Claimholders (or any subset thereof) are granted adequate protection with respect to the Revolving Credit Collateral in the form of additional collateral (even if such collateral is not of a type which would otherwise have constituted Revolving Credit Collateral) in connection with any Cash Collateral use or DIP Financing, then the Collateral Trustee, on behalf of itself or any of the Secured Debt Claimholders, may seek or request adequate protection with respect to its interests in such Collateral in the form of a Lien on the same additional collateral, which Lien will be subordinated (except to the extent that the Collateral Trustee already had a Lien on such Collateral (in which case the priorities established by Section 2.1 shall apply)) to the Liens securing the Revolving Credit Obligations and such Cash Collateral use or DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens of the Collateral Trustee on Revolving Credit Collateral; and

(2)                                  in the event the Collateral Trustee or any Secured Debt Representative or any of the Secured Debt Claimholders seeks or requests adequate protection in respect of Shared Collateral or Separate Collateral and such adequate protection is granted in the form of additional collateral (even if such collateral is not of a type which would otherwise have constituted Shared Collateral or Separate Collateral), then the Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders each agrees that the Revolving Credit Agent may also be granted a Lien on the same additional collateral as security for the Revolving Credit Obligations and for any Cash Collateral use or DIP Financing provided by the Revolving Credit Claimholders, Revolving Credit Agent and each Revolving Credit Claimholder, agrees that any Lien on such additional collateral securing the Revolving Credit Obligations, shall be subordinated (except to the extent that the Revolving Credit Agent already had a Lien on such Collateral (in which case the priorities established by Section 2.1 shall apply)) to the Liens on such collateral securing the Secured Debt Obligations, all on the same basis as the other Liens of the Revolving Credit Agent on Shared Collateral.

(d)                                 Except as otherwise expressly set forth in Section 6.1 or in connection with the exercise of remedies with respect to (i) the Revolving Credit Collateral, nothing herein shall limit the rights of the Collateral Trustee, any Secured Debt Representative or any Secured Debt Claimholder from seeking adequate protection with respect to their rights in the Shared Collateral or the Separate Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise) or (ii) the Shared Collateral or Separate Collateral, nothing herein shall limit the rights of the Revolving Credit Agent or the Revolving Credit Claimholders from seeking adequate protection with respect to their rights in the Revolving Credit Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise).

6.4                                 Avoidance Issues. If any Revolving Credit Claimholder or Secured Debt Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Grantor any amount paid in respect of Revolving Credit Obligations or the Secured Debt Obligations, as the case may be, (a “Recovery”), then such Revolving Credit Claimholders or Secured Debt Claimholders shall be entitled to a reinstatement of Revolving Credit Obligations or the Secured Debt Obligations, as the case may be, with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

6.5                                 Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of Revolving Credit Obligations and on account of Secured Debt Obligations, then, to the extent the debt obligations distributed on account of the Revolving Credit Obligations and on account of the Secured Debt Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the debt obligations so distributed, to the Liens securing such debt obligations and the distribution of proceeds thereof.

6.6                                 Post-Petition Interest.

(a)                                  The Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders each agree that none of them shall oppose or seek to challenge any claim by the Revolving Credit Agent or any Revolving Credit Claimholder for allowance in any Insolvency or Liquidation Proceeding of Revolving Credit Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien securing any Revolving Credit Claimholder’s claim, without regard to the existence of the Lien of the Collateral Trustee on behalf of the Secured Debt Claimholders on the Collateral.

(b)                                 Neither the Revolving Credit Agent, nor any other Revolving Credit Claimholder shall oppose or seek to challenge any claim by the Collateral Trustee, any Secured Debt Representative or any Secured Debt Claimholder for allowance in any Insolvency or Liquidation Proceeding of Secured Debt Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien securing any Secured Debt Claimholder’s claim, without regard to the existence of the Lien of the Revolving Credit Agent on behalf of the Revolving Credit Claimholders on the Collateral.

6.7                                 Waiver - 1111(b)(2) Issues.

(a)                                  The Collateral Trustee, each Secured Debt Representative and each Secured Debt Claimholder, each waives any objection or claim it may hereafter have against any

Revolving Credit Claimholder arising out of the election of any Revolving Credit Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code to any claims of such Revolving Credit Claimholder and agrees that in the case of any such election it shall have no claim or right to payment with respect to the Revolving Credit Collateral in or from such Insolvency or Liquidation Proceeding. Any reorganization securities issued with respect to such election shall be allocated solely to the Revolving Credit Claimholders pursuant to Section 6.5 hereof.

(b)                                 The Revolving Credit Agent, for itself and/or on behalf of the Revolving Credit Claimholders, each waives any objection or claim it may hereafter have against any Secured Debt Claimholder arising out of the election of any Secured Debt Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code to any claims of such Secured Debt Claimholder and agrees that in the case of any such election it shall have no claim or right to payment with respect to the Shared Collateral in or from such Insolvency or Liquidation Proceeding. Any reorganization securities issued with respect to such election shall be allocated solely to the Secured Debt Claimholders pursuant to Section 6.5 hereof.

VII.                            RELIANCE; WAIVERS; ETC.

7.1                                 Reliance. Other than any reliance on the terms of this Agreement, the Revolving Credit Agent, on behalf of itself and the Revolving Credit Claimholders under its Revolving Credit Loan Documents, acknowledges that it and such Revolving Credit Claimholders have, independently and without reliance on the Collateral Trustee, any Secured Debt Representative or any Secured Debt Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such Revolving Credit Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Revolving Credit Loan Documents or this Agreement. The Collateral Trustee and each Secured Debt Representative, on behalf of itself and the Secured Debt Claimholders, acknowledges that it and the Secured Debt Claimholders have, independently and without reliance on the Revolving Credit Agent or any Revolving Credit Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Secured Debt Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Secured Debt Documents, the Collateral Trust Agreement or this Agreement.

7.2                                 No Warranties or Liability. The Revolving Credit Agent, on behalf of itself and the Revolving Credit Claimholders under the Revolving Credit Loan Documents, acknowledges and agrees that each of the Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Secured Debt Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided in this Agreement, the Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Secured Debt Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders, each acknowledges and agrees that the Revolving Credit Agent and the Revolving Credit Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Revolving Credit Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the Revolving Credit Agent and the Revolving Credit Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective Revolving Credit Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders shall have no duty to the Revolving Credit Agent or any of the Revolving Credit Claimholders, and the Revolving Credit Agent and the Revolving Credit Claimholders shall have no duty to the Collateral Trustee, the Secured Debt Representatives or any of the Secured Debt Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any other Grantor (including the Revolving Credit Loan Documents and the Secured Debt Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3                                 No Waiver of Lien Priorities.

(a)                                  No right of the Revolving Credit Agent, the Revolving Credit Claimholders, the Collateral Trustee, the Secured Debt Representatives or the Secured Credit Claimholders to enforce any provision of this Agreement, the Collateral Trust Agreement, any Revolving Credit Loan Document or any other Secured Debt Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any other Grantor or by any act or failure to act by such Persons or by any noncompliance by any such Person with the terms, provisions and covenants of this Agreement, the Collateral Trust Agreement, any of the Revolving Credit Loan Documents or any of the other Secured Debt Documents, regardless of any knowledge thereof which such Persons, or any of them, may have or be otherwise charged with.

(b)                                 Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Company and the other Grantors under the Revolving Credit Loan Documents and Secured Debt Documents and subject to the provisions of Section 5.3(a)), the Revolving Credit Agent, the Revolving Credit Claimholders, the Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders may, at any time and from time to time in accordance with the Revolving Credit Loan Documents and Secured Debt Documents and/or applicable law, without the consent of, or notice to, the other Persons (as the case may be), without incurring any liabilities to such Persons and without impairing or releasing the Lien priorities and other benefits provided in this Agreement or the Collateral Trust Agreement (even if any right of subrogation or other right or remedy is affected, impaired or extinguished thereby) do any one or more of the following:

(1)                                  change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Obligations or any Lien or guaranty thereof or any liability of the Company or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Revolving Credit Agent or Collateral Trustee or any rights or remedies under any of the Revolving Credit Loan Documents or the Secured Debt Documents;

(2)                                  sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral (except to the extent provided in this Agreement) or any liability of the Company or any other Grantor or any liability incurred directly or indirectly in respect thereof;

(3)                                  settle or compromise any Obligation or any other liability of the Company or any other Grantor or any security therefore or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability in any manner or order that is not inconsistent with the terms of this Agreement; and

(4)                                  exercise or delay in or refrain from exercising any right or remedy against the Company or any security or any other Grantor or any other Person, elect any remedy and otherwise deal freely with the Company, any other Grantor.

7.4                                 Obligations Unconditional. All rights, interests, agreements and obligations of the Revolving Credit Agent and the Revolving Credit Claimholders and the Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a)                                  any lack of validity or enforceability of any Revolving Credit Loan Documents or any Secured Debt Documents;

(b)                                 except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the Revolving Credit Obligations or Secured Debt Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Revolving Credit Loan Document or any Secured Debt Document;

(c)                                  except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Revolving Credit Obligations or Secured Debt Obligations or any guaranty thereof;

(d)                                 the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(e)                                  any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the Revolving Credit Agent, the Revolving Credit Obligations, any Revolving Credit Claimholder, the Collateral Trustee, the Secured Debt Representatives, the Secured Debt Obligations or any Secured Debt Claimholder in respect of this Agreement.

VIII.                        MISCELLANEOUS.

8.1                                 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any Revolving Credit Loan Document or any Secured Debt Document, the provisions of this Agreement shall govern and control.

8.2                                 Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the Revolving Credit Agent, the Revolving Credit Claimholders and the Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders may continue, at any time and without notice to any of the others, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any Grantor in reliance hereon. Each such Person hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to the Company or any other Grantor shall include the Company or such Grantor as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect:

(a)                                  with respect to the Revolving Credit Agent, the Revolving Credit Claimholders and the Revolving Credit Obligations, the date of the Discharge of Revolving Credit Obligations, subject to the rights of the Revolving Credit Agent and Revolving Credit Claimholders under Section 6.4; and

(b)                                 with respect to the Collateral Trustee, the Secured Debt Representatives, the Secured Debt Claimholders and the Secured Debt Obligations, the date of the Discharge of Secured Debt Obligations, subject to the rights of the Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders under Section 6.4.

8.3                                 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed on behalf of Revolving Credit Agent and the Collateral Trustee or their respective authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, the Company shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights are directly affected (which includes, but is not limited to any amendment to the Grantors’ ability to cause additional obligations to constitute Revolving Credit Obligations or Secured Debt Obligations as the Company may designate).

8.4                                 Information Concerning Financial Condition of the Company and its Subsidiaries. The Revolving Credit Agent and the Revolving Credit Claimholders, on the one hand, and the Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and its Subsidiaries and all endorsers and/or guarantors of the Revolving Credit Obligations or the Secured Debt Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Revolving Credit Obligations or the Secured Debt Obligations. Neither the Revolving Credit Agent and the Revolving Credit Claimholders, on the one hand, nor the Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders, on the other hand, shall have any duty to advise the other of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that either the Revolving Credit Agent or any of the Revolving Credit Claimholders, on the one hand, or the Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders, on the other hand, undertakes at any time or from time to time to provide any such information to any of the others, it or they shall be under no obligation:

(a)                                  to make, and shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(b)                                 to provide any additional information or to provide any such information on any subsequent occasion;

(c)                                  to undertake any investigation; or

(d)                                 to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5                                 Subrogation.

(a)                                  With respect to the value of any payments or distributions in cash, property or other assets that any of the Secured Debt Claimholders or the Collateral Trustee or any Secured Debt Representative pays over to the Revolving Credit Agent or the Revolving Credit Claimholders under the terms of this Agreement, the Secured Debt Claimholders, the Collateral Trustee and any Secured Debt Representative shall be subrogated to the rights of the Revolving Credit Agent and the Revolving Credit Claimholders; provided, however, that, the Collateral Trustee, any Secured Debt Representative and the Secured Debt Claimholders, hereby each agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Revolving Credit Obligations has occurred. The Company acknowledges and agrees that, to the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by the Collateral Trustee, any Secured Debt Representative or any Secured Debt Claimholder that are paid over to the Revolving Credit Agent or the Revolving Credit Claimholders pursuant to this Agreement shall not reduce any of the Secured Debt Obligations.

(b)                                 With respect to the value of any payments or distributions in cash, property or other assets that any of the Revolving Credit Claimholders or the Revolving Credit Agent pays over to the Collateral Trustee or any Secured Debt Representative or the Secured Debt Claimholders under the terms of this Agreement, the Revolving Credit Claimholders and the Revolving Credit Agent shall be subrogated to the rights of the Collateral Trustee, any Secured Debt Representative and the Secured Debt Claimholders; provided, however, that the Revolving Credit Agent, on behalf of itself and the Revolving Credit Claimholders, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Secured Debt Obligations has occurred. The Company acknowledges and agrees that, to the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by the Revolving Credit Agent or the Revolving Credit Claimholders that are paid over to the Collateral Trustee, any Secured Debt Representative or any Secured Debt Claimholder pursuant to this Agreement shall not reduce any of the Revolving Credit Obligations.

8.6                                 SUBMISSION TO JURISDICTION; WAIVERS.

(a)                                  ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY:

(1)                                 ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(2)                                 WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(3)                                 AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.8; AND

(4)                                 AGREES THAT SERVICE AS PROVIDED IN CLAUSE (3) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

(b)                                  EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS,

BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE; MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8.6(b) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(c)                                  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT or ANY OTHER REVOLVING CREDIT LOAN DOCUMENT, SECURED DEBT DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.

8.7                                 Notices. All notices to the Secured Debt Representatives or to the Revolving Credit Claimholders and Secured Debt Claimholders permitted or required under this Agreement shall also be sent to the Revolving Credit Agent and Collateral Trustee, respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.8                                 Further Assurances. The Revolving Credit Agent, the Collateral Trustee, each Secured Debt Representative and each of the Claimholders, each agrees that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the Revolving Credit Agent or Collateral Trustee may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement. Without limiting the generality of the foregoing, all such Persons agree upon request by Revolving Credit Agent or Collateral Trustee, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Revolving Credit Collateral or Shared Collateral, as applicable, and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the Revolving Credit Loan Documents and the Secured Debt Documents.

8.9                                 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.10                           Binding Effect on Successors and Assigns and on Claimholders and Secured Debt Representatives. This Agreement shall be binding upon the Revolving Credit Agent, the Revolving Credit Claimholders, the Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders and their respective successors and assigns. Collateral Trustee represents that it has not agreed to any modification of the provisions in the Secured Debt Documents authorizing it to execute this Agreement and bind the Secured Debt Claimholders and Secured Debt Representatives and Revolving Credit Agent represents that it has not agreed to any modification of the provisions in the Revolving Credit Agreement authorizing it to execute this Agreement and bind the Revolving Credit Claimholders. Notwithstanding any implication to the contrary in any provision in any other section of the Agreement, neither the Collateral Trustee nor the Revolving Credit Agent make any representation regarding the validity or binding effect of the Secured Debt Documents or Revolving Credit Loan Documents, respectively, or their authority to bind any of the Claimholder’s through their execution of this Agreement.

8.11                           Specific Performance. Each of the Revolving Credit Agent and the Collateral Trustee may demand specific performance of this Agreement. The Revolving Credit Agent, on behalf of itself and the Revolving Credit Claimholders under the Revolving Credit Loan Documents, and the Collateral Trustee, on behalf of itself, the Secured Debt Representatives and the Secured Debt Claimholders, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Revolving Credit Agent or the Revolving Credit Claimholders or the Collateral Trustee, the Secured Debt Representatives or the Secured Debt Claimholders, as the case may be.

8.12                           Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

8.13                           Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

8.14                           Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

8.15                           No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the Revolving Credit Agent, the Collateral Trustee, the Secured Debt Representatives, the Revolving Credit Claimholders and the Secured Debt Claimholders. Nothing in this Agreement shall impair, as between the Company and the other Grantors and the Revolving Credit Agent and the Revolving Credit Claimholders, or as between the Company and the other Grantors and the Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders the obligations of the Company and the other Grantors to pay principal, interest, fees and other amounts as provided in the Revolving Credit Loan Documents and the Secured Debt Documents, respectively.

8.16                           Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Revolving Credit Agent and the Revolving Credit Claimholders on the one hand and the Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders on the other hand. None of the Company, any other Grantor or any other creditor thereof shall have any rights hereunder and neither the Company nor any Grantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of the Company or any other Grantor, which are absolute and unconditional, to pay the Revolving Credit Obligations, and the Secured Debt Obligations as and when the same shall become due and payable in accordance with their terms.

8.17                           Marshalling of Assets. The Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders hereby each waive any and all rights to have the Revolving Credit Collateral, or any part thereof, marshaled upon any foreclosure or other enforcement of Revolving Credit Agent’s or Collateral Trustee’s Liens. Revolving Credit Agent and each Revolving Credit Claimholder hereby waive any and all rights to have the Shared Collateral or Separate Collateral, or any part thereof, marshaled upon any foreclosure or other enforcement of the Collateral Trustee’s Liens

IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

Revolving Credit Agent

JPMORGAN CHASE BANK, N.A.,
as Revolving Credit Agent, and as authorized representative of the Revolving Credit Claimholders

By:	/s/ Peter S. Predun
	Name:	Peter S. Predun
	Title:	Vice President

Notice Address:

JPMorgan Chase Bank, N.A.
IB/ABL Portfolio Management Group
270 Park Ave, 4th Floor
New York, NY 10017
Attention: Paul O’Neill

[INTERCREDITOR AGREEMENT]

Collateral Trustee

THE BANK OF NEW YORK,
as Collateral Trustee and as authorized representative of the Secured Debt Representatives and Secured Debt Claimholders

By:	/s/ Patricia Gallagher
	Name:	PATRICIA GALLAGHER
	Title:	VICE PRESIDENT

Notice Address:

The Bank of New York
101 Barclay Street, Floor 8W
New York, NY 10286
Attention: Patricia Gallagher, Vice President
Telecopier: (212) 815-5707
Email: pgallagher@bankofny.com

[INTERCREDITOR AGREEMENT]

Notes Agent

GOLDMAN SACHS CREDIT PARTNERS L.P., as Notes Agent

By:	/s/ William W. Archer
	Name:	William W. Archer
	Title:	Managing Director

Notice Address:

Goldman Sachs Credit Partners L.P.
85 Broad Street
New York, New York 10004
Attention: Stephen King
Telecopier: (212) 357-0932

With a copy to:

Goldman Sachs Credit Partners L.P.
85 Broad Street
New York, New York 10004
Attention: John Makrinos
Telecopier: (212) 357-4597

[INTERCREDITOR AGREEMENT]

Acknowledged and Agreed to by:

Company

NEWPAGE CORPORATION

By:	/s/ Linda M. Sheffield
Name: Linda M. Sheffield
Title: Treasurer

Notice Address:

NewPage Corporation

Courthouse Plaza N.E.

Dayton, OH 45463

Holdings

NEWPAGE HOLDING CORPORATION

By:	/s/ Linda M. Sheffield
Name: Linda M. Sheffield
Title: Treasurer

Notice Address:

NewPage Holding Corporation

Courthouse Plaza N.E.

Dayton, OH 45463

[INTERCREDITOR AGREEMENT]

Subsidiary Guarantors

CHILLICOTHE PAPER INC.

WICKLIFFE PAPER COMPANY

By:	/s/ Linda M. Sheffield
Name: Linda M. Sheffield
Title: Treasurer

ESCANABA PAPER COMPANY

MEADWESTVACO MARYLAND, INC.

(to be named LUKE PAPER COMPANY)

MEADWESTVACO OXFORD CORPORATION

(to be named RUMFORD PAPER COMPANY)

MEADWESTVACO ENERGY SERVICES LLC

(to be named NEWPAGE ENERGY SERVICES LLC)

UPLAND RESOURCES, INC.

By:	/s/ Peter H.Vogel
	Name:	Peter H.Vogel
	Title:	President

RUMFORD COGENERATION, INC.

RUMFORD FALLS POWER COMPANY

By:	/s/ Peter H.Vogel
	Name:	Peter H.Vogel
	Title:	Chief Executive Officer

Notice Address of Subsidiary Guarantors:

c/o NewPage Corporation

Courthouse Plaza N.E.

Dayton, OH 45463

[INTERCREDITOR AGREEMENT]